                                                                   EXHIBIT(b)(4)




                                REVOLVING CREDIT
                                       AND
                               TERM LOAN AGREEMENT



                            Dated as of July 17, 2001



                                      among



                        IL FORNAIO (AMERICA) CORPORATION


                     THE LENDERS LISTED ON SCHEDULE I HERETO


                                       and


                  FLEET NATIONAL BANK, as Administrative Agent


                                      with


            IBJ WHITEHALL BANK & TRUST COMPANY, as Syndication Agent


                       FLEET SECURITIES, INC., as Arranger

                                TABLE OF CONTENTS


1.   DEFINITIONS AND RULES OF INTERPRETATION ............................................     1
        1.1.   Definitions ..............................................................     1
        1.2.   Rules of Interpretation ..................................................    22

2.   THE REVOLVING CREDIT FACILITY ......................................................    23
        2.1.   Commitment to Lend .......................................................    23
        2.2.   Commitment Fee ...........................................................    23
        2.3.   Reduction of Total Commitment ............................................    23
        2.4.   The Revolving Credit Notes ...............................................    24
        2.5.   Interest on Revolving Credit Loans .......................................    24
        2.6.   Requests for Revolving Credit Loans ......................................    24
        2.7.   Conversion Options .......................................................    25
               2.7.1.   Conversion to Different Type of Revolving Credit Loan ...........    25
               2.7.2.   Continuation of Type of Revolving Credit Loan ...................    25
               2.7.3.   Eurodollar Rate Loans ...........................................    26
        2.8.   Funds for Revolving Credit Loan ..........................................    26
               2.8.1.   Funding Procedures ..............................................    26
               2.8.2.   Advances by Administrative Agent ................................    26

3.   REPAYMENT OF THE REVOLVING CREDIT LOANS ............................................    27
        3.1.   Maturity .................................................................    27
        3.2.   Mandatory Repayments of Revolving Credit Loans ...........................    27
        3.3.   Optional Repayments of Revolving Credit Loans ............................    27

4.   THE TERM LOAN ......................................................................    28
        4.1.   Commitment to Lend .......................................................    28
        4.2.   The Term Notes ...........................................................    28
        4.3.   Mandatory Prepayment of Term Loans .......................................    28
               4.3.1.   Schedule of Installment Payments of Principal of Term Loan ......    28
               4.3.2.   Excess Cash Flow Recapture ......................................    29
               4.3.3.   Proceeds of Certain Events ......................................    30
               4.3.4.   Application of Payments .........................................    30
        4.4.   Optional Prepayment of Term Loan .........................................    31
        4.5.   Interest on Term Loan ....................................................    31
               4.5.1.   Interest Rates ..................................................    31
               4.5.2.   Notification by Borrower ........................................    31
               4.5.3.   Amounts, etc ....................................................    32

5.   LETTERS OF CREDIT ..................................................................    32
        5.1.   Letter of Credit Commitments .............................................    32
               5.1.1.   Commitment to Issue Letters of Credit ...........................    32
               5.1.2.   Letter of Credit Applications ...................................    32
               5.1.3.   Terms of Letters of Credit ......................................    33
               5.1.4.   Reimbursement Obligations of Lenders ............................    33
               5.1.5.   Participations of Lenders .......................................    33

        5.2.   Reimbursement Obligation of the Borrower .................................    33
        5.3.   Letter of Credit Payments ................................................    34
        5.4.   Obligations Absolute .....................................................    35
        5.5.   Reliance by Issuer .......................................................    35
        5.6.   Letter of Credit Fee .....................................................    36

6.   CERTAIN GENERAL PROVISIONS .........................................................    36
        6.1.   Fees .....................................................................    36
        6.2.   Funds for Payments .......................................................    36
               6.2.1.   Payments to Administrative Agent ................................    36
               6.2.2.   No Offset, etc ..................................................    36
        6.3.   Computations .............................................................    38
        6.4.   Inability to Determine Eurodollar Rate ...................................    39
        6.5.   Illegality ...............................................................    39
        6.6.   Additional Costs, etc ....................................................    39
        6.7.   Capital Adequacy.  (a) ...................................................    41
        6.8.   Certificate ..............................................................    42
        6.9.   Indemnity ................................................................    42
        6.10.  Interest After Default ...................................................    43
               6.10.1.   Overdue Amounts ................................................    43
               6.10.2.   Amounts Not Overdue ............................................    43

7.   COLLATERAL SECURITY ................................................................    43

8.   REPRESENTATIONS AND WARRANTIES .....................................................    43
        8.1.   Corporate Authority ......................................................    43
               8.1.1.   Incorporation; Good Standing ....................................    43
               8.1.2.   Authorization ...................................................    44
               8.1.3.   Enforceability ..................................................    44
        8.2.   Governmental Approvals ...................................................    44
        8.3.   Title to Properties; Leases ..............................................    44
        8.4.   Financial Statements and Projections .....................................    45
               8.4.1.   Fiscal Year .....................................................    45
               8.4.2.   Financial Statements ............................................    45
               8.4.3.   Pro Forma Balance Sheet Date Projections ........................    45
        8.5.   No Material Adverse Changes, etc .........................................    46
        8.6.   Laws, Licenses; Franchises, Patents, Copyrights, etc .....................    46
               8.6.1.   Laws, Licenses ..................................................    46
               8.6.2.   Franchises, Patents, Copyrights, etc ............................    46
        8.7.   Litigation ...............................................................    47
        8.8.   No Materially Adverse Contracts, etc .....................................    47
        8.9.   Compliance with Other Instruments, Laws, etc .............................    47
        8.10.   Tax Status ..............................................................    47
        8.11.   No Event of Default .....................................................    47
        8.12.   Holding Company and Investment Company Acts .............................    48
        8.13.   Absence of Financing Statements, etc ....................................    48
        8.14.   Perfection of Security Interests ........................................    48
        8.15.   Certain Transactions ....................................................    48

        8.16.  Employee Benefit Plans ...................................................    48
               8.16.1.   In General .....................................................    48
               8.16.2.   Terminability of Welfare Plans .................................    49
               8.16.3.   Guaranteed Pension Plans .......................................    49
               8.16.4.   Multiemployer Plans ............................................    49
        8.17.  Use of Proceeds ..........................................................    50
               8.17.1.   General ........................................................    50
               8.17.2.   Regulations U and X ............................................    50
               8.17.3.   Ineligible Securities ..........................................    50
        8.18.  Environmental Compliance .................................................    50
        8.19.  Subsidiaries, etc ........................................................    52
        8.20.  Disclosure ...............................................................    52
        8.21.  Merger Documents; Subordinated Loan Documents; Equity Documents ..........    52
        8.22.  Solvency .................................................................    53
        8.23.  Bank Accounts ............................................................    54
        8.24.  Stores ...................................................................    54
        8.25.  Leases ...................................................................    54

9.   AFFIRMATIVE COVENANTS ..............................................................    54
        9.1.   Punctual Payment .........................................................    54
        9.2.   Maintenance of Office ....................................................    54
        9.3.   Records and Accounts .....................................................    55
        9.4.   Financial Statements, Certificates and Information .......................    55
        9.5.   Notices ..................................................................    57
               9.5.1.   Defaults ........................................................    57
               9.5.2.   Environmental Events ............................................    57
               9.5.3.   Notification of Claim against Collateral ........................    57
               9.5.4.   Notice of Litigation and Judgments ..............................    57
               9.5.5.   Notice of Bank Accounts .........................................    58
        9.6.   Legal Existence; Maintenance of Properties ...............................    58
        9.7.   Insurance ................................................................    58
               9.7.1.   Required Insurance ..............................................    58
               9.7.2.   Insurance Proceeds ..............................................    59
               9.7.3.   Notice of Cancellation ..........................................    59
        9.8.   Taxes ....................................................................    60
        9.9.   Inspection of Properties and Books, etc ..................................    60
               9.9.1.   General .........................................................    60
               9.9.2.   Appraisals ......................................................    60
               9.9.3.   Environmental Assessments .......................................    60
               9.9.4.   Communications with Accountants .................................    61
        9.10.  Compliance with Laws, Contracts, Licenses, and Permits ...................    61
        9.11.  Employee Benefit Plans ...................................................    62
        9.12.  Use of Proceeds ..........................................................    62
        9.13.  Conduct of Business; Stores ..............................................    62
        9.14.  Interest Rate Protection .................................................    62
        9.15.  Bank Accounts ............................................................    62
        9.16.  New Subsidiaries .........................................................    63

        9.17.   Replacement Instruments .................................................    64
        9.18.   Further Assurances ......................................................    64

10.   CERTAIN NEGATIVE COVENANTS ........................................................    64
        10.1.   Restrictions on Indebtedness ............................................    64
        10.2.   Restrictions on Liens ...................................................    65
        10.3.   Restrictions on Investments .............................................    67
        10.4.   Restricted Payments .....................................................    68
        10.5.   Merger, Consolidation and Disposition of Assets .........................    69
                10.5.1.   Mergers and Consolidations ....................................    69
                10.5.2.   Dispositions of Assets ........................................    69
                10.5.3.   Acquisitions ..................................................    69
        10.6.   Sale and Leaseback ......................................................    69
        10.7.   Compliance with Environmental Laws ......................................    70
        10.8.   Subordinated Debt .......................................................    70
        10.9.   Employee Benefit Plans ..................................................    71
        10.10.  Business Activities .....................................................    71
        10.11.  Fiscal Year .............................................................    71
        10.12.  Transactions with Affiliates ............................................    71
        10.13.  Bank Accounts ...........................................................    72
        10.14.  Merger Documents ........................................................    72

11.   FINANCIAL COVENANTS ...............................................................    72
        11.1.   Leverage Ratio ..........................................................    72
        11.2.   Senior Leverage Ratio ...................................................    73
        11.3.   Cash Flow Ratio .........................................................    73
        11.4.   EBITDAR to Total Interest Expense and Rental Expense ....................    74
        11.5.   Growth Capital Expenditures .............................................    74

12.   CLOSING CONDITIONS ................................................................    75
        12.1.   Loan Documents etc ......................................................    75
                12.1.1.   Loan Documents ................................................    75
                12.1.2.   Subordinated Loan Documents ...................................    75
                12.1.3.   Equity Documents ..............................................    75
                12.1.4.   Merger Documents ..............................................    75
        12.2.   Certified Copies of Governing Documents .................................    75
        12.3.   Corporate or Other Action ...............................................    76
        12.4.   Incumbency Certificate ..................................................    76
        12.5.   Validity of Liens .......................................................    76
        12.6.   Perfection Certificates and UCC Search Results ..........................    76
        12.7.   Certificates of Insurance ...............................................    76
        12.8.   Environmental Due Diligence .............................................    77
        12.9.   Solvency Certificate ....................................................    77
        12.10.  Opinion of Counsel ......................................................    77
        12.11.  Payment of Fees .........................................................    77
        12.12.  Termination of Existing Credit Facilities ...............................    78
        12.13.  Capital Structure .......................................................    78
        12.14.  Disbursement Instructions ...............................................    78

        12.15.  No Material Adverse Change ..............................................    78
        12.16.  Financial Statements and Projections ....................................    78
        12.17.  No Litigation ...........................................................    78
        12.18   Consents and Approvals ..................................................    79
        12.19.  Management Agreements; Employment Agreements ............................    79
        12.20.  Other Documentation .....................................................    79
        12.21.  Closing of Merger .......................................................    79
        12.22.  Proceedings and Documents ...............................................    80

13.   CONDITIONS TO ALL BORROWINGS ......................................................    80
        13.1.   Representations True; No Event of Default ...............................    80
        13.2.   No Legal Impediment .....................................................    81

14.   EVENTS OF DEFAULT; ACCELERATION; ETC ..............................................    81
        14.1.   Events of Default and Acceleration ......................................    81
        14.2.   Termination of Commitments ..............................................    84
        14.3.   Remedies ................................................................    84
        14.4.   Distribution of Collateral Proceeds .....................................    85

15.   THE ADMINISTRATIVE AGENT ..........................................................    85
        15.1.   Authorization ...........................................................    85
        15.2.   Employees and Administrative Agents .....................................    86
        15.3.   No Liability ............................................................    86
        15.4.   No Representations ......................................................    86
                15.4.1.   General .......................................................    86
                15.4.2.   Closing Documentation, etc ....................................    87
        15.5.   Payments ................................................................    87
                15.5.1.   Payments to Administrative Agent ..............................    87
                15.5.2.   Distribution by Administrative Agent ..........................    88
                15.5.3.   Delinquent Lenders ............................................    88
        15.6.   Holders of Notes ........................................................    88
        15.7.   Indemnity ...............................................................    88
        15.8.   Administrative Agent as Lender ..........................................    89
        15.9.   Resignation .............................................................    89
        15.10.  Notification of Defaults and Events of Default ..........................    89
        15.11.  Duties in the Case of Enforcement .......................................    89

16.   ASSIGNMENT AND PARTICIPATION ......................................................    90
        16.1.   Conditions to Assignment by Lenders .....................................    90
                16.1.1.   Assignment by Lenders .........................................    90
                16.1.2.   Accession .....................................................    91
        16.2.   Certain Representations and Warranties; Limitations; Covenants...........    91
        16.3.   Register ................................................................    93
        16.4.   New Notes ...............................................................    93
        16.5.   Participations ..........................................................    93
        16.6.   Assignee or Participant Affiliated with the Borrower ....................    94
        16.7.   Miscellaneous Assignment Provisions .....................................    94
        16.8.   Assignment by Borrower ..................................................    94

17.   PROVISIONS OF GENERAL APPLICATIONS ................................................    95
        17.1.   Setoff ..................................................................    95
        17.2.   Expenses ................................................................    95
        17.3.   Indemnification .........................................................    96
        17.4.   Treatment of Certain Confidential Information ...........................    97
                17.4.1.   Confidentiality ...............................................    97
                17.4.2.   Prior Notification ............................................    98
                17.4.3.   Other .........................................................    98
        17.5.   Survival of Covenants, Etc ..............................................    98
        17.6.   Notices .................................................................    99
        17.7.   Governing Law ...........................................................    99
        17.8.   Headings ................................................................   100
        17.9.   Counterparts ............................................................   100
        17.10.  Entire Agreement, Etc ...................................................   100
        17.11.  Waiver of Jury Trial ....................................................   100
        17.12.  Consents, Amendments, Waivers, Etc ......................................   101
        17.13.  Severability ............................................................   102

                                    Exhibits



Exhibit A             Form of Revolving Credit Note
Exhibit B             Form of Loan Request
Exhibit C             Form of Term Note
Exhibit D             Form of Compliance Certificate
Exhibit E             Form of Assignment and Acceptance
Exhibit F             Form of Instrument of Accession



                                    Schedules

Schedule 1            Lenders and Commitments
Schedule 1A           Adjustments to EBITDA
Schedule 1B           Mortgages to be delivered on the Closing Date
Schedule 8.3          Title to Properties; Leases
Schedule 8.6.2        Franchises, Patents, Copyrights, etc.
Schedule 8.7          Litigation
Schedule 8.15         Certain Transactions
Schedule 8.18         Environmental Compliance
Schedule 8.19         Subsidiaries Etc.
Schedule 8.24         Bank Accounts
Schedule 8.25         Stores
Schedule 9.17(a)      Post-Closing Real Estate
Schedule 10.1         Existing Indebtedness
Schedule 10.2         Existing Liens
Schedule 10.3         Existing Investments

                                REVOLVING CREDIT
                                       AND
                               TERM LOAN AGREEMENT

        This REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of July 17, 2001, by and among IL FORNAIO (AMERICA) CORPORATION, a Delaware corporation (the "Borrower"), FLEET NATIONAL BANK, a national banking association, and the other lending institutions listed on Schedule 1 attached hereto, FLEET NATIONAL BANK, as administrative agent for itself and such other lending institutions and IBJ WHITEHALL BANK & TRUST COMPANY, as syndication agent.

                1. DEFINITIONS AND RULES OF INTERPRETATION.

        1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

        Acceding Bank. See Section 16.1.2

        Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to Section 9.4(e).

        Administrative Agent's Office. The Administrative Agent's office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate from time to time.

        Administrative Agent. Fleet National Bank, acting as agent for the Lenders and each other Person appointed as the successor Administrative Agent in accordance with Section 15.9.

        Administrative Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Administrative Agent.

        Affiliate. Any Person that would be considered to be an affiliate of the Borrower (other than BBI) under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

        Agency Account. See Section 9.15.

        Agency Account Agreement. See Section 9.15.

        Applicable Excess Cash Flow Percentage. With respect to any mandatory prepayment out of Consolidated Excess Operating Cash Flow required under Section 4.3.2, if the Senior Leverage Ratio of the Borrower and its Subsidiaries as of the last day of the fiscal year with respect to which prepayment is to be calculated is (a) less than or equal to 2.00 to 1.00, 0%, (b) less than or equal to 2.25 to 1.00 but greater than 2.00 to 1.00, 50%, and (c) greater than 2.25 to 1.00, 75%.

        Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Leverage Ratio, as determined for the Reference Period of the Borrower and its Subsidiaries ending on the fiscal quarter ended immediately prior to the applicable Rate Adjustment Period.

------------- ------------------------------------ ------------------ -------------------------
   LEVEL                LEVERAGE RATIO              BASE RATE LOANS    EURODOLLAR RATE LOANS
------------- ------------------------------------ ------------------ -------------------------
     I        Greater than or equal to 3:00:1.00         2.25%                 3.75%
------------- ------------------------------------ ------------------ -------------------------
     II       Less than 3:00:1.00 but greater
              than or equal to 2:50:1.00                 2.00%                 3.50%
------------- ------------------------------------ ------------------ -------------------------
    III       Less than 2:50:1.00 but greater
              than or equal to 2:00:1.00                 1.75%                 3.25%
------------- ------------------------------------ ------------------ -------------------------
     IV       Less than 2:00:1.00                        1.50%                 3.00%
------------- ------------------------------------ ------------------ -------------------------

        Notwithstanding the foregoing, (a) for the period commencing on the Closing Date through the end of the month in which the quarterly compliance certificate for the fiscal quarter ending on or about September 30, 2001 is delivered pursuant to Section 9.4(e) hereof, the Applicable Margin shall be that percentage corresponding to Level I in the table above; and (b) if the Borrower fails to deliver any Compliance Certificate pursuant to Section 9.4(e) hereof, then for the period commencing on the date after the day on which such Compliance Certificate was due through the date immediately preceding the Adjustment Date that occurs immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the Applicable Margin corresponding to Level I in the table above.

        Applicable Pension Legislation. At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable, subject to the preemption provisions of ERISA, to the Borrower or any of its Subsidiaries.

        Arranger. Fleet Securities, Inc.

        Asset Sale. Any one or series of related transactions in which the Borrower or any of its Subsidiaries conveys, sells, leases, licenses or otherwise disposes of, directly or indirectly, any of its properties, businesses or assets (including the sale or issuance of capital stock of any Subsidiary other than to the Borrower or any Subsidiary of the Borrower) whether owned on the Closing Date or thereafter acquired.

        Assignment and Acceptance. See Section 16.1.

        Assignment and Agency Account Agreement. The Assignment and Agency Account Agreement, dated as of the Closing Date, among the Administrative Agent and the Borrower, or any other substantially similar agreement in all respects satisfactory to the Administrative Agent.

        Balance Sheet Date. December 31, 2000.

        Base Rate. The higher of (a) the variable annual rate of interest so designated from time to time by Fleet as its "prime rate", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent. Changes in the Base Rate resulting from any changes in Fleet's "prime rate" shall take place immediately without notice or demand of any kind.

        Base Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Base Rate.

        BBI. BancBoston Investments Inc.

        Borrower. As defined in the preamble hereto.

        BRS. Bruckmann, Rosser, Sherrill & Co. II, L.P., a Delaware limited partnership.

        BRS Affiliate. Any Person which is controlled by or under common control with, directly or indirectly, BRS any director, officer or employee of BRS, any family member of any such director, officer or employee and any trust established by any such Person.

        Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

        Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

        Capital Expenditures. Amounts paid or Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with (i) the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP, (ii) Consolidated Restaurant Pre-Opening Costs, or (iii) the lease of any assets by the Borrower or any of its Subsidiaries as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease, net of any expected tenant improvement allowances related to a Store.

        Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

        Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

        Cash Equivalents. As to the Borrower and its Subsidiaries, (a) securities issued or directly and fully guaranteed or insured by the United States of America and having a maturity of not more than six (6) months from the date of acquisition; (b) certificates of deposit, time deposits and eurodollar time deposits with maturities of six (6) months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six (6) months and overnight bank deposits, in each case, (i) with any Lenders or (ii) with any domestic commercial bank organized under the laws of the United States of America or any state thereof, in each case having a rating of not less than A or its equivalent by S&P or any successor and having capital and surplus in excess of $1,000,000,000; (c) repurchase obligations with a term of not more than seven
(7) days for underlying securities of the types described in clauses (a) and (b) above; and (d) any commercial paper or finance company paper issued by (i) any Lender or any holding company controlling any Lender or (ii) any other Person that is rated not less than "P-1" or "A-1" or their equivalents by Moody's or S&P or their successors.

        Cash Flow Ratio. As at any date of determination, the ratio of (a) Consolidated Cash Flow for the Reference Period ending on such date, to (b) Consolidated Financial Obligations for such Reference Period.

        Casualty Event. With respect to any property (including any interest in property) of the Borrower or any of its Subsidiaries, any loss of, damage to, or condemnation or other taking of, such property for which the Borrower or such Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

        CERCLA. See Section 8.18(a).

        Change of Control. At any time, the occurrence of one or more of the following events: (i) BRS or the BRS Affiliates shall collectively cease to own directly or indirectly at least fifty-one percent (51%) of the Voting Stock and economic interests of the Borrower, (ii) BRS and the BRS Affiliates shall collectively cease to have the power, directly or indirectly (including under any stockholders' agreement) to elect a majority of the directors of the Borrower, or (iii) the replacement of a majority of the board of directors of the Borrower over a two-year period from the directors who constituted the board of directors of the Borrower, as applicable, at the beginning of such period, and such replacement shall not (1) have been approved by a vote of at least a majority of the board of directors of the Borrower, as applicable, then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved, or (2) have been elected or nominated for election by BRS or a BRS Affiliate.

        Closing Date. The first date on which the conditions set forth in
Section 12 and Section 13 have been satisfied and any Loans are to be made or any Letter of Credit is to be issued hereunder.

        Code. The Internal Revenue Code of 1986.

        Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the Liens created by the Security Documents.

        Commitment. With respect to each Lender, the amount set forth on
Schedule 1 hereto as the amount of such Lender's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be modified pursuant to Section 16.1.2 hereof, and as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

        Commitment Fee. See Section 2.2.

        Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders, and with respect to the Term Loan, the percentage amount set forth on Schedule 1 reflecting such Lender's commitment to make the Term Loan.

        Compliance Certificate. See Section 9.4(e).

        Concentration Accounts. Any depository account that is (a) in the name of the Borrower, (b) under the control of the Administrative Agent for the benefit of the Lenders and the Administrative Agent, and (c) with a financial institution reasonably acceptable to the Administrative Agent that has entered into an Agency Account Agreement with the Administrative Agent and the Borrower.

        Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

        Consolidated Cash Flow. For any period, Consolidated EBITDA of the Borrower and its Subsidiaries for such period, minus the sum of (a) cash income taxes paid during such period by the Borrower and its Subsidiaries on a consolidated basis and (b) the greater of (i) the aggregate amount of Maintenance Capital Expenditures made during such period by the Borrower and its Subsidiaries or (ii) $1,400,000, plus decreases in Consolidated Working Capital from the beginning to the end of such period or minus increases in Consolidated Working Capital from the beginning to the end of such period.

        Consolidated Current Assets. All assets of the Borrower and its Subsidiaries on a consolidated basis that, in accordance with GAAP, are properly classified as current assets, provided that (i) notes and accounts receivable shall be included only if good and collectible as determined by the Borrower in accordance with established practice consistently applied and, with respect to such notes, only if payable on demand or within one (1) year from the date as of which Consolidated Current Assets are to be determined and if not directly or indirectly renewable or extendible at the option of the debtors, by their terms, or by the terms of any instrument or agreement relating thereto, beyond such year, and, with respect to such accounts receivable, only if payable and outstanding not more than ninety (90) days after the date of the shipment of goods or other transaction out of which any such account receivable arose; and such notes and accounts receivable shall be taken at their face value less reserves determined to be sufficient in accordance with GAAP; and (ii) inventory shall be included only if and to the extent that the same shall be marketable in the ordinary course of business.

        Consolidated Current Liabilities. All liabilities and other Indebtedness of the Borrower and its Subsidiaries on a consolidated basis maturing on demand or within one (1) year from the date as of which Consolidated Current Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in accordance with GAAP.

        Consolidated EBITDA. For any period, the sum of (a) the Consolidated Pre-Tax Income of the Borrower and its Subsidiaries for such period, plus (b) in each case to the extent deducted in the calculation of Consolidated Pre-Tax Income, (i) Consolidated Total Interest Expense for such period, plus (ii) Consolidated Restaurant Pre-Opening Costs for such period plus (iii) depreciation and amortization expenses (excluding amortization of Transaction Costs) for such period, plus (iv) Pro Forma Adjustments for such period certified by the chief financial officer of the Borrower, plus (v) non-recurring charges for such period, in such amounts and as more fully described on Schedule 1A attached hereto, plus (vi) expenses (or amortization of expenses) relating to Transaction Costs during such period to the extent the aggregate amount of Transaction Costs does not exceed $8,600,000.

        Consolidated EBITDAR. For any period, the sum of (a) the Consolidated EBITDA of the Borrower and its Subsidiaries for such period, plus (b) Consolidated Rental Expense for such period.

        Consolidated Excess Operating Cash Flow. For any period, the sum of (a) Consolidated Cash Flow of the Borrower and its Subsidiaries for such period, minus (b) the aggregate amount of Growth Capital Expenditures of the Borrower and its Subsidiaries made during such period to the extent that such Growth Capital Expenditures were not financed by the incurrence of Indebtedness permitted hereunder (including without limitation, Revolving Credit Loans incurred hereunder), minus (c) Consolidated Cash Interest Expense paid during such period, minus (d) required principal repayments on Indebtedness of the Borrower and its Subsidiaries including Capitalized Leases and payments with respect to Synthetic Leases during such period, minus (e) any voluntary prepayment of the Term Loans during such period.

        Consolidated Financial Obligations. For any period, the sum of (a) all scheduled payments of principal on Indebtedness of the Borrower and its Subsidiaries, including Capitalized Leases and including Synthetic Leases during such period (but not including Consolidated Rental Expense), plus (b) Consolidated Cash Interest Expense. Demand obligations shall be deemed to be due and payable during any period during which such obligations are outstanding.

        Consolidated Funded Indebtedness. At any time, the sum of (a) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, relating to the borrowing of money or the obtaining of credit (but not including the Maximum Drawing Amount still available under Letters of Credit or trade credit obtained in the ordinary course of business) or in respect of Capitalized Leases (but not including Indebtedness consisting of deferred tax liability), plus (b) without duplication, all Indebtedness of the type described in clause (a) above guaranteed by the Borrower or any of its Subsidiaries.

        Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

        Consolidated Pre-Tax Income. For any period, Consolidated Net Income for such period plus, to the extent deducted from the calculation of Consolidated Net Income, income tax expenditures for such period, determined in accordance with GAAP.

        Consolidated Rental Expense. For any period, all minimum rental expense of the Borrower and its Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP, incurred under any rental agreements or leases of real or personal property, including space leases and ground leases, other than obligations in respect of any Capitalized Leases or any Synthetic Leases.

        Consolidated Restaurant Pre-Opening Costs. "Start-up costs" (such term used herein as defined in SOP 98-5 published by the American Institute of Certified Public Accountants) related to the opening and organizing of new Stores, such costs including, without limitation, the cost of feasibility studies, staff-training, and recruiting and travel costs for employees engaged in such start-up activities.

        Consolidated Senior Funded Indebtedness. At any time, the difference of
(a) Consolidated Funded Indebtedness, minus (b) Subordinated Debt.

        Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid in cash by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases, or any Synthetic Lease (but not including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses, the one-time up-front "Closing Fee" referred to in the Fee Letter or any one-time up-front closing fee paid in connection with the Subordinated Debt) in connection with the borrowing of money.

        Consolidated Working Capital. The excess of Consolidated Current Assets over Consolidated Current Liabilities.

        Conversion Request. A notice given by the Borrower to the Administrative Agent of the Borrower's election to convert or continue a Loan in accordance with Section 2.7.

        Credit Agreement. This Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

        Debt Issuance. Any sale or issuance of debt by the Parent or any of its Subsidiaries other than those permitted pursuant to Section 10.1.

        Default. See Section 14.1.

        Delinquent Lender. See Section 15.5.3.

        Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of the Capital Stock of any Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of the Capital Stock of any Person, directly or indirectly through a Subsidiary of such Person or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of the Capital Stock of any Person.

        Dollars or $. Dollars in lawful currency of the United States of America.

        Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

        Drawdown Date. The date on which any Revolving Credit Loan or the Term Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7 or all or any portion of the Term Loan is converted or continued in accordance with Section 4.5.2.

        Eligible Assignee. Any of (a) a commercial bank or finance company organized under the laws of the United States of America, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States of America, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; (e) any mutual fund, insurance company, or investment fund that is an "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended); and (f) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Administrative Agent, such approval not to be unreasonably withheld.

        Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

        Environmental Laws. See Section 8.18(a).

        EPA. See Section 8.18(b).

        Equity Documents. Collectively, (i) the Securities Holders Agreement, dated as of the date hereof among BRS, BBI and the other investors named therein, (ii) the Registration Rights Agreement, dated as of the date hereof, among BRS, BBI and the other investors named therein, (iii) the Warrants (as defined in the Subordinated Loan Document), and (iv) the Purchase Agreement.

        Equity Issuance. The sale or issuance by the Borrower or any of its Subsidiaries of any of its Capital Stock.

        ERISA. The Employee Retirement Income Security Act of 1974.

        ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

        ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

        Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

        Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

        Eurodollar Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

        Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate determined by the Administrative Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 10:00 a.m. (Boston time) two Eurodollar Business Days prior to the beginning of such Interest Period, divided by a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable, or (b) if such information on such Telerate Page is not available, the rate at which the Administrative Agent's Eurodollar Lending Office is offered Dollar deposits at 10:00 a.m. (Boston time) two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and the foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of Fleet to which such Interest Period applies, divided by a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

        Eurodollar Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Eurodollar Rate.

        Event of Default. See Section 14.1.

        Fee Letter. The fee letter dated on or prior to the Closing Date among the Borrower, the Administrative Agent, the Arranger.

        Fees. Collectively, the Commitment Fee, the Letter of Credit Fees, the Fronting Fees, and any fees under the Fee Letter and the Commitment Extension Letter.

        Financial Affiliate. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by Section 4(e) of the Bank Holding Company Act of 1956 (12 U.S.C.
Section 1843).

        Fleet. Fleet National Bank, a national banking association, in its individual capacity.

        Fronting Fee. See Section 5.6.

        GAAP or generally accepted accounting principles. (a) When used in
Section 11, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of ILFO reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of ILFO adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

        Governing Documents. With respect to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

        Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

        Growth Capital Expenditures. (a) Capital Expenditures relating to the construction, acquisition or opening of new Stores operated by the Borrower and its Subsidiaries after the Closing Date, plus (b) Capital Expenditures relating to the remodeling of existing Stores, plus (c) to the extent not included in the calculation of such Capital Expenditures, Consolidated Restaurant Pre-Opening Costs.

        Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

        Hazardous Substances. See Section 8.18(b).

        IBJ. IBJ Whitehall Bank & Trust Company.

        ILFO. Il Fornaio (America) Corporation, and, from and after the Merger, shall refer to the surviving entity of the Merger.

        Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                (a) every obligation of such Person for money borrowed,

                (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

                (e) every obligation of such Person under any Capitalized Lease,

                (f) every obligation of such Person under any Synthetic Lease,

                (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

                (h) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

                (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

                (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

                (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

        The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (t) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (u) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (v) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (w) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (x) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (y) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (z) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

        Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

        Instrument of Accession. See Section 16.1.2.

        Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Base Rate Loan; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three (3) months, the date that is three
(3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

        Interest Period. With respect to each Revolving Credit Loan or all or any relevant portion of the Term Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request or as otherwise required by the terms of this Credit Agreement (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan or all or such portion of the Term Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                (C) if the Borrower shall fail to give notice as provided in
        Section 2.7 or Section 4.5.2, as applicable, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                (D) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                (E) any Interest Period that would otherwise extend beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit
        Loan) or the Term Loan Maturity Date (if comprising the Term Loan or a portion thereof) shall end on the Revolving Credit Loan Maturity Date or (as the case may be) the Term Loan Maturity Date.

        Interest Rate Agreement. Any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option agreement or other similar agreement or arrangement to which the Borrower and any Lender is a party, designed to protect the Borrower against fluctuations in interest rates.

        Interim Balance Sheet Date. March 31, 2001.

        Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of Capital Stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

        Lender Affiliate. (a) With respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, limited liability company, trust or legal entity) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other entity (whether a corporation, partnership, limited liability company, trust or other legal entity) that is a fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

        Lenders. Fleet and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to Section 16.

        Letter of Credit. See Section 5.1.1.

        Letter of Credit Application. See Section 5.1.1.

        Letter of Credit Fee. See Section 5.6.

        Letter of Credit Participation. See Section 5.1.4.

        Leverage Ratio. As at any date of determination, the ratio of (a) Consolidated Funded Indebtedness outstanding on such date to (b) Consolidated EBITDA for the Reference Period ending on such date.

        Lien. Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

        Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter and the Security Documents.

        Loan Request. See Section 2.6.

        Loans. The Revolving Credit Loans and the Term Loan.

        MAC. Manhattan Acquisition Corporation, a Delaware corporation.

        Maintenance Capital Expenditures. Capital Expenditures that are not Growth Capital Expenditures.

        Management Agreement. The Management Agreement dated as of the date hereof among Bruckmann, Rosser, Sherrill & Co., L.L.C. and the Borrower.

        Material Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

        (a) a material adverse effect on the business, properties, prospects, condition (financial or otherwise), assets, operations or income of the Borrower and its Subsidiaries, taken as a whole; or

        (b) any impairment of the validity, binding effect or enforceability of this Credit Agreement or any of the other Loan Documents, any impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document or any material impairment of the attachment, perfection or priority of any Lien of the Administrative Agent under the Security Documents.

        Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

        Merger. The merger of MAC with and into ILFO as contemplated by the Merger Documents.

        Merger Agreement. The Agreement and Plan of Merger, dated as of November 14, 2000 (and as amended on January 9, 2001, May 1, 2001 and June 13, 2001) between ILFO and MAC, evidencing a maximum purchase price per share of $12.00, as in effect without giving effect to any amendments, modifications or waivers of the term thereof other than amendments, modifications and waivers certified copies of which have been delivered to the Administrative Agent and approved by the Administrative Agent in writing.

        Merger Documents. The Merger Agreement, and all other agreements, side letters and documents required to be entered into or delivered pursuant to the Merger Agreement or in connection with the Merger, each in the form delivered to the Administrative Agent on or prior to the Closing Date or otherwise satisfactory to the Administrative Agent.

        Moody's. Moody's Investors Services, Inc.

        Mortgages. Collectively, (a) the several leasehold mortgages, dated or to be dated on or prior to the Closing Date and set forth on Schedule 1B hereto, and (b) each of the Mortgages required to be entered into after the Closing Date by the Borrower or any Subsidiary pursuant to Section 9.17 hereof, with respect to the leasehold interests of the Borrower and its Subsidiaries in the Real Estate and in form and substance reasonably satisfactory to the Administrative Agent.

        Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

        Net Cash Debt Issuance Proceeds. With respect to any Debt Issuance, the excess of the gross cash proceeds received by such Person for such Debt Issuance after deduction of all reasonable and customary transaction expenses (including, without limitation, underwriting discounts and commissions) actually incurred in connection with such Debt Issuance.

        Net Cash Equity Issuance Proceeds. With respect to any Equity Issuance, the excess of the gross cash proceeds received by such Person for such Equity Issuance after deduction of all reasonable and customary transaction expenses (including, without limitation, underwriting discounts and commissions) actually incurred in connection with such a sale or other issuance.

        Net Cash Sale Proceeds. The net cash proceeds received by a Person in respect of any Asset Sale or any Sale-Leaseback, less the sum of (a) all reasonable out-of-pocket fees, commissions and other reasonably and customary direct expenses actually incurred in connection with such Asset Sale, including the amount of any income, transfer or documentary taxes required to be paid by such Person in connection with such sale or other disposition, and (b) the aggregate amount of cash so received by such Person which is required to be used to retire (in whole or in part) any Indebtedness (other than under the Loan Documents) of such

Person permitted by this Credit Agreement that was secured by a lien or security interest permitted by this Credit Agreement having priority over the liens and security interests (if any) of the Administrative Agent (for the benefit of the Administrative Agent and the Lenders) with respect to such assets transferred and which is required to be repaid in whole or in part (which repayment, in the case of any other revolving credit arrangement or multiple advance arrangement, reduces the commitment thereunder) in connection with such Asset Sale or Sale-Leaseback.

        Notes. The Term Notes and the Revolving Credit Notes.

        Obligations. All indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to any of the Lenders and the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or any Interest Rate Agreement or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof or arising or incurred under any Interest Rate Agreement entered into by the Borrower or any of its Subsidiaries with any of the Lenders.

        Other Taxes. Any present or future stamp or documentary taxes or capital taxes or any other excise or property taxes, charges or similar duties or levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Credit Agreement or any of the other Loan Documents.

        outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

        PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

        Perfection Certificate. The Perfection Certificate dated as of the date hereof delivered by the Borrower to the Administrative Agent on the Closing Date.

        Permitted Liens. Liens permitted by Section 10.2.

        Person. Any individual, corporation, limited liability company partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

        Preferred Stock. The Borrower's "Preferred Stock" as such term is defined in the Borrower's Certificate of incorporation.

        Pro Forma Adjustments. Adjustments relating to executive compensation and expenses incurred by ILFO prior to the Merger which were related solely to the fact that ILFO was a company registered under the Securities Act of 1933, such adjustments in amounts and at times acceptable to the Administrative Agent, provided, however, that the aggregate amount of Pro Forma Adjustments for any fiscal period shall not exceed the amount set forth opposite such period in the table set forth below:

         ------------------------------- ---------------------
             Fiscal Period Ending:              Amount
         ------------------------------- ---------------------
                  Closing Date                $1,100,000
               September 30, 2001              $850,000
               December 31, 2001               $550,000
                 March 31, 2002                $300,000
                 June 30, 2002                 $70,000
                   Thereafter                     $0
         ------------------------------- ---------------------

        Pro Forma Balance Sheet. See Section 8.4.3.

        Purchase Agreement. The Securities Purchase and Contribution Agreement, dated as of November 15, 2000, as amended as of January 9, 2001 and as further amended as of May 1, 2001, among MAC, BRS and the other investors named or joining therein.

        Rate Adjustment Period. As defined in the definition of "Applicable Margin".

        RCRA. See Section 8.18(a).

        Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

        Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

        Reference Lender. Fleet.

        Reference Period. Any period of four (4) consecutive fiscal quarters of the Borrower ending on the relevant date, provided, however, that solely for purposes of calculating the Cash Flow Ratio contained in Section 11.3 and the ratio of EBITDAR to Total Interest Expense and Rental Expense contained in
Section 11.4, until four (4) full fiscal quarters of the Borrower have elapsed after September 30, 2001, such shorter period of one (1), two (2) or three (3) full fiscal quarters elapsed since September 30, 2001.

        Register. See Section 20.3.

        Reimbursement Obligation. The Borrower's obligation to reimburse the Administrative Agent and the Lenders on account of any drawing under any Letter of Credit as provided in Section 5.2.

        Required Lenders. As of any date, (a) if there are less than three (3) Lenders on such date, all Lenders, and (b) if there are three (3) or more Lenders on such date, the Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Lenders whose aggregate Commitments constitutes at least sixty-six and two-thirds percent (66 2/3%) of the Total Commitment.

        Restricted Payment. In relation to the Borrower, any (a) Distribution,
(b) payment by the Borrower to BRS or BRS Affiliate other than payments to any BRS Affiliate for goods and services in the ordinary course of business on terms equivalent to those obtainable in arms length transactions, or (c) payment in respect of the Subordinated Debt.

        Revolving Credit Loan Maturity Date. July 17, 2007.

        Revolving Credit Loans. Revolving credit loans made or to be made by the Lenders to the Borrower pursuant to Section 2.

        Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

        Revolving Credit Notes. See Section 2.4.

        Sale-Leaseback. see Section 10.6.

        SARA. See Section 8.18(a).

        Security Agreement. The Security Agreement, dated or to be dated on or prior to the Closing Date, among the Borrower and the Administrative Agent and in form and substance satisfactory to the Lenders and the Administrative Agent.

        Security Documents. The Security Agreement, the Trademark Security Agreement, the Mortgages, the Assignment and Agency Account Agreement, the Agency Account Agreements and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

        Senior Funded Indebtedness. At any time of determination, the sum of Consolidated Funded Indebtedness minus Subordinated Debt.

        Senior Leverage Ratio. As at any date of determination, the ratio of (a) Senior Funded Indebtedness at such date to (b) Consolidated EBITDA for the Reference Period ending on such date.

        S&P. Standard & Poor's Ratings Group.

        Stock Pledge Agreement. The Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, among BRS and the Administrative Agent pursuant to which all of the Voting Stock of the Borrower owned by BRS is pledged to the Administrative Agent and in form and substance satisfactory to the Lenders and the Administrative Agent.

        Store. A particular restaurant or bakery at a particular location that is owned or operated by the Borrower or any of its Subsidiaries.

        Subordinated Debt. Unsecured Indebtedness of the Borrower or any of its Subsidiaries (i) in the principal amount not to exceed $13,000,000 advanced pursuant to the terms of the Subordinated Loan Agreement, (ii) all interest (including interest on overdue interest) accruing on the principal amount specified in the foregoing clause, (ii) any additional notes that may be issued from time to time ("PIK Notes") in satisfaction of any interest or other amounts owed by the Borrower under the Subordinated Loan Agreement, (iii) any amounts owed by the Borrower under Article 11 of the Subordinated Loan Agreement, including any Put Notes (as defined in the Subordinated Loan Agreement) that may be issued by the Borrower from time to time, and (iv) any interest accruing on the PIK Notes or the Put Notes, in each case that is expressly subordinated and made junior to the payment and performance in full of the Obligations pursuant to the terms of the Subordinated Loan Agreement.

        Subordinated Loan Agreement. The Securities Purchase Agreement among the Borrower, BBI, I.B.J. Whitehall Capital Corporation and Exeter Capital Partners IV, L.P., dated as of the date hereof, a certified copy of which was delivered to the Administrative Agent on or prior to the Closing Date, together with amendments or modifications thereto permitted pursuant to Section 10.8.

        Subordinated Loan Documents. The Subordinated Loan Agreement, the Notes (as defined in the Subordinated Loan Agreement), and any Put Notes or PIK Notes that may be issued from time to time in satisfaction of amounts owed under the Subordinated Loan Agreement, certified copies of which were delivered to the Administrative Agent on or prior to the Closing Date, together with amendments or modifications thereto permitted pursuant to Section 10.8.

        Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

        Syndication Agent. IBJ Whitehall Bank & Trust Company.

        Synthetic Lease. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

        Taxes. Any and all present or future taxes, levies, imposts, deductions, duties, charges, fees, compulsory loans, withholdings and restrictions or conditions of any nature imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's or (in case of payments made to the Administrative Agent for its own account) the Administrative Agent's net income by any jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a lending office.

        Term Loan. The term loan made or to be made by the Lenders to the Borrower on the Closing Date in the aggregate principal amount of $25,000,000 pursuant to Section 4.1.

        Term Loan Maturity Date. July 17, 2007.

        Term Notes. See Section 4.2.

        Term Note Record. A Record with respect to a Term Note.

        Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time.

        Trademark Security Agreement. The Trademark Collateral Security and Pledge Agreement, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Administrative Agent and the Assignments of Trademarks and Trademarks executed in connection therewith, all in form and substance satisfactory to the Lenders and the Administrative Agent.

        Transaction Costs. All of the costs, fees and expenses incurred by ILFO or MAC in connection with the Merger, the Transaction Documents and the transactions contemplated thereby and hereby, including, without limitation, brokers, finders, or placement fees or commissions, attorneys' fees and fees of other professionals.

        Transaction Documents. Collectively, the Merger Documents, the Subordinated Debt Documents and the Loan Documents.

        Type. As to any Revolving Credit Loan or all or any portion of the Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

        Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Administrative Agent and the Lenders on the date specified in, and in accordance with, Section 5.2.

        Unprofitable Store. At the relevant time of reference thereto, any Store whose net income (without deduction or adjustment for expenses related to interest, income taxes, depreciation or amortization or other non-cash charges, gains or losses on the sale of Capital Assets or corporate overhead that may be attributable to such Store) on an individual Store basis is less than $1 for the twelve most recently ended fiscal months, provided that, solely for purposes of determining whether any Store is an Unprofitable Store, it shall be assumed that the net income of each Store shall be greater than $1 for each of its first six months' of operation.

        Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

        1.2. RULES OF INTERPRETATION.

                (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                (b) The singular includes the plural and the plural includes the singular.

                (c) A reference to any law includes any amendment or modification to such law.

                (d) A reference to any Person includes its permitted successors and permitted assigns.

                (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

                (f) The words "include", "includes" and "including" are not limiting.

                (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                (h) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

                (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

                2. THE REVOLVING CREDIT FACILITY.

        2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with
Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment minus such Lender's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment at such time. The Revolving Credit Loans shall be made pro rata in accordance with each Lender's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 12 and
Section 13, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

        2.2. COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee (the "Commitment Fee") calculated at the rate of three-quarters of one percent (.75%) per annum on the average daily amount during each calendar quarter or portion thereof from the date hereof, to the Revolving Credit Loan Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments shall terminate.

        2.3. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by $1,000,000 or an integral multiple of $500,000 in excess thereof or to terminate entirely the Total Commitment, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Administrative Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

        2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with Section 16 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Lender, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorize each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender's Revolving Credit Note, an appropriate notation on such Lender's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Lender's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

        2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in
Section 6.10,

                (a) Each Revolving Credit Loan which is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time.

                (b) Each Revolving Credit Loan which is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin with respect to Eurodollar Rate Loans as in effect from time to time.

                (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

        2.6. REQUESTS FOR REVOLVING CREDIT LOANS.

                The Borrower shall give to the Administrative Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no less than (a) prior to 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (b) prior to 1:00 p.m. (Boston time) on the third Eurodollar Business Day prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $500,000 or an integral multiple of $250,000 in excess thereof.

        2.7. CONVERSION OPTIONS.

                2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Administrative Agent at least one (1) Business Day prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Administrative Agent at least three (3) Eurodollar Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or a whole multiple of $250,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this
        Section 2.7 is scheduled to occur.

                2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Revolving Credit Loans that are Eurodollar Rate Loans having the same Interest Period shall not be less than $500,000 or a whole multiple of $250,000 in excess thereof. No more than three (3) Revolving Credit Loans that are Eurodollar Rate Loans having different Interest Periods may be outstanding at any time.

        2.8. FUNDS FOR REVOLVING CREDIT LOAN.

                2.8.1. FUNDING PROCEDURES. Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Lenders will make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by Sections 12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Lenders. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's Commitment Percentage of any requested Revolving Credit Loans.

                2.8.2. ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount of such Lender's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

                3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

        3.1. MATURITY. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

        3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment at such time, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by Section 5.2(b) and
(c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion. In addition, the Borrower shall repay the Revolving Credit Loans in accordance with Section 4.3.

        3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 that is not made on the last day of the Interest Period relating thereto shall be accompanied by any amounts due under Section 6.9 hereof. The Borrower shall give the Administrative Agent, no later than 1:00 p.m., Boston time, on the date of any proposed prepayment, prior written notice of any proposed prepayment pursuant to this
Section 3.3 of Base Rate Loans, and no later than 1:00 p.m., Boston time, two
(2) Eurodollar Business Days notice of any proposed prepayment pursuant to this
Section 3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                4. THE TERM LOAN.

        4.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each Lender agrees to lend to the Borrower on the Closing Date the amount of its Commitment Percentage of the principal amount of $25,000,000.

        4.2. THE TERM NOTES. The Term Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit C hereto (each a "Term Note"), dated the Closing Date (or such other date on which a Lender may become a party hereto in accordance with Section 16 hereof) and completed with appropriate insertions. One Term Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment Percentage of the Term Loan and representing the joint and several obligation of the Borrower to pay to such Lender such principal amount or, if less, the outstanding amount of such Lender's Commitment Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Lender to make or cause to be made a notation on such Lender's Term Note Record reflecting the original principal amount of such Lender's Commitment Percentage of the Term Loan and, at or about the time of such Lender's receipt of any principal payment on such Lender's Term Note, an appropriate notation on such Lender's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Lender's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Term Note Record shall not affect the obligations of the Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

        4.3. MANDATORY PREPAYMENT OF TERM LOANS.

                4.3.1. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN. The Borrower promises to pay to the Administrative Agent for the account of the Lenders the principal amount of the Term Loan in twenty-two consecutive quarterly payments in an amount equal to the amount set forth in the table below opposite the date of such payment, such payments to be due and payable on the last day of each calendar quarter of each calendar year ending within any period set forth below in the table in the amount set forth opposite such period in the table below, commencing on December 31, 2001, with a final payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of the Term Loan.

         ---------------------------------- ----------------------------------
                  QUARTER ENDING                    AMOUNT OF PAYMENT
         ---------------------------------- ----------------------------------
                     12/31/01                          $1,000,000
                      3/31/02                          $1,000,000
                      6/30/02                          $1,000,000
                      9/30/02                          $1,000,000
                     12/31/02                          $1,000,000
                      3/31/03                          $1,000,000
                      6/30/03                          $1,125,000
         ---------------------------------- ----------------------------------

         ---------------------------------- ----------------------------------
                  QUARTER ENDING                    AMOUNT OF PAYMENT
         ---------------------------------- ----------------------------------
                        9/30/03                          $1,125,000
                       12/31/03                          $1,125,000
                        3/31/04                          $1,125,000
                        6/30/04                          $1,125,000
                        9/30/04                          $1,125,000
                       12/31/04                          $1,125,000
                        3/31/05                          $1,125,000
                        6/30/05                          $1,250,000
                        9/30/05                          $1,250,000
                       12/31/05                          $1,250,000
                        3/31/06                          $1,250,000
                        6/30/06                          $1,250,000
                        9/30/06                          $1,250,000
                       12/31/06                          $1,250,000
                Term Loan Maturity Date                  $1,250,000
           ---------------------------------- ----------------------------------

                4.3.2. EXCESS CASH FLOW RECAPTURE. For each fiscal year of the Borrower, commencing with the fiscal year ended nearest December 31, 2002, the Borrower shall prepay the principal of the Term Loan or, in the event that the Term Loan is paid in full, permanently reduce the Total Revolving Credit Commitment in accordance with Section 4.3.4 below in an aggregate amount equal to the Applicable Excess Cash Flow Percentage of the amount of Consolidated Excess Operating Cash Flow for such fiscal year, such mandatory prepayment to be due and payable one hundred twenty (120) days after the end of each applicable fiscal year, such mandatory prepayment to be based on a certificate of the Borrower delivered to the Administrative Agent demonstrating the calculation of Consolidated Excess Operating Cash Flow, such certificate to be reasonably acceptable to the Administrative Agent.

                4.3.3. PROCEEDS OF CERTAIN EVENTS. Concurrently with the receipt by the Borrower or any Subsidiary of:

                        (a) Subject to the reinvestment provisions of Section
                10.5.2, Net Cash Sale Proceeds in excess of $500,000 per annum from Asset Sales (other than the sale, lease, license or other disposition of assets in the ordinary course of business consistent with past practices) or Sale-Leasebacks, provided, however, that, the Net Cash Sale Proceeds received by the Borrower in respect of the sales of the Stores located in Atlanta, Georgia and Scottsdale, Arizona, shall only be required to be repaid pursuant to this 4.3.3(a) to the extent that such Net Cash Sale Proceeds are not reinvested in such Stores;

                        (b) Net Cash Equity Issuance Proceeds of the Borrower or
                any of its Subsidiaries; (excluding (i) any such sale or issuance to its existing shareholders other than in connection with a public offering of the equity securities of such Person, and (ii) the sale or issuance to any employee or director of such Person pursuant to any stock option plan approved by the board of directors of such

                Person in the ordinary course of business, provided, however, that such sales or issuances described in (i) and (ii) shall not exceed $500,000 in the aggregate);

                        (c) Net Cash Debt Issuance Proceeds of the Borrower or
                any of its Subsidiaries; or

                        (d) proceeds in excess of $500,000 in the aggregate
                received from Casualty Events by the Borrower or any of its Subsidiaries which have not been committed (as evidenced by a binding written contract) by the Borrower or such Subsidiary within two hundred seventy (270) days of receipt of such proceeds to the repair or replacement of the property so damaged, destroyed or taken, or, if so committed, such repair or replacement of the property so damaged, destroyed or taken shall have not commenced within two hundred seventy (270) days of receipt of such proceeds pursuant to such binding written contract (provided, however, if a Default or Event of Default has occurred and is continuing, such proceeds shall be immediately paid to the Administrative Agent);

        the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders an amount equal to one hundred percent (100%) of such proceeds, to be applied in the manner set forth in Section 4.3.4.

                4.3.4. APPLICATION OF PAYMENTS. All payments made pursuant to
        Section 4.3.2 or Section 4.3.3 shall be applied first against the remaining scheduled installments of principal on the Term Loan in the inverse order of maturity and, if there are no outstanding amounts owed on the Term Loan, then to reduce the outstanding amount of the Revolving Credit Loans and to permanently reduce the Total Commitment by such amount. Such mandatory prepayments shall be allocated among the Lenders in proportion, as nearly as practicable, to the respective outstanding amounts of each Lender's Notes, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. No amounts repaid pursuant to this Section 4.3 may be reborrowed.

        4.4. OPTIONAL PREPAYMENT OF TERM LOAN. The Borrower shall have the right at any time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than five (5) Business Days prior written notice to the Administrative Agent, without premium or penalty, provided that
(a) each partial prepayment shall be in the principal amount of $100,000 or an integral multiple thereof, (b) no portion of the Term Loan bearing interest at the Eurodollar Rate may be prepaid pursuant to this Section 4.4 except on the last day of the Interest Period relating thereto, unless accompanied by any amounts due under Section 6.10 and (c) each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective outstanding amount of each Lender's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed.

        4.5. INTEREST ON TERM LOAN.

                4.5.1. INTEREST RATES. Except as otherwise provided in Section 6.11, the Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

                        (a) To the extent that all or any portion of the Term
                Loan is a Base Rate Loan, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time.

                        (b) To the extent that all or any portion of the Term
                Loan is a Eurodollar Rate Loan, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin with respect to Eurodollar Rate Loans as in effect from time to time.

                        (c) The Borrower promises to pay interest on the Term
                Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

                4.5.2. NOTIFICATION BY BORROWER. The Borrower shall notify the Administrative Agent, such notice to be irrevocable, at least three (3) Eurodollar Business Days prior to the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest at the Eurodollar Rate. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. After the Term Loan has been made, the provisions of Section 2.7 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrower may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans.

                4.5.3. AMOUNTS, ETC. Any portion of the Term Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $500,000 or an integral multiple thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate. No more than three (3) portions of the Term Loan which are Eurodollar Rate Loans having different Interest Periods may be outstanding at any time.

                5. LETTERS OF CREDIT.

        5.1. LETTER OF CREDIT COMMITMENTS.

                5.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Administrative Agent's customary form (a "Letter of Credit Application"), the Administrative Agent on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in Section
        5.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Administrative Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $5,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Total Commitment at such time.

                5.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Administrative Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                5.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is the earlier of (i) twelve (12) months after the date of issuance (which may incorporate automatic renewals for periods of up to twelve (12) months), or (ii) fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Administrative Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the "Uniform Customs") or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Administrative Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

                5.1.4. REIMBURSEMENT OBLIGATIONS OF LENDERS. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Administrative Agent on demand for the amount of each draft paid by the Administrative Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to

        Section 5.2 (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender).

                5.1.5. PARTICIPATIONS OF LENDERS. Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrower's Reimbursement Obligation under
        Section 5.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to Section 5.2.

        5.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Administrative Agent to issue, extend and renew each Letter of Credit and the Lenders to participate therein, the Borrower hereby agrees to reimburse or pay to the Administrative Agent, for the account of the Administrative Agent or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Administrative Agent hereunder,

                (a) except as otherwise expressly provided in Section 5.2(b) and
        (c), on each date that any draft presented under such Letter of Credit is honored by the Administrative Agent, or the Administrative Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Administrative Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Administrative Agent or any Lender in connection with any payment made by the Administrative Agent or any Lender under, or with respect to, such Letter of Credit,

                (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations, and

                (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 14, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 5.2 at any time from the date such amounts become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in Section 6.11 for overdue principal on the Revolving Credit Loans.

        5.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Administrative Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Administrative Agent as provided in Section 5.2 on or before the date that such draft is paid or other payment is made by the Administrative Agent, the Administrative Agent may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, times
(c) a fraction, the numerator of which is the number of days that elapse from and including the date the Administrative Agent paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Administrative Agent, and the denominator of which is 360. The responsibility of the Administrative Agent to the Borrower and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

        5.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Administrative Agent, any Lender or any beneficiary of a Letter of Credit, other than claims arising due to the gross negligence or willful misconduct of the Administrative Agent or any Lender. The Borrower further agrees with the Administrative Agent and the Lenders that the Administrative Agent and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Administrative Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Administrative Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Administrative Agent or any Lender to the Borrower.

        5.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 5.4, the Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

        5.6. LETTER OF CREDIT FEE. With respect to each Letter of Credit issued hereunder, the Borrower shall pay to the Administrative Agent a fee (the "Letter of Credit Fee") for each Letter of Credit issued or renewed by the Administrative Agent at a rate per annum equal to the Applicable Margin with respect to Eurodollar Rate Loans in effect from time to time, on the Maximum Drawing Amount of such Letter of Credit for the period such Letter of Credit is outstanding. The Administrative Agent shall, in turn, remit to each Lender (including Fleet) such Lender's Commitment Percentage of the Letter of Credit Fee. In addition, the Borrower will pay the Administrative Agent, for its own account, a Fronting Fee (the "Fronting Fee") equal to one-eighth of one percent (0.125%) per annum on the Maximum Drawing Amount of such Letter of Credit for the period such Letter of Credit is outstanding. The Letter of Credit Fee and the Fronting Fee shall be payable quarterly in arrears on the last day of each calendar quarter for the calendar quarter then ending. In respect of each Letter of Credit, the Borrower shall also pay to the Administrative Agent, for its own account, at such time or times as such charges are customarily made by the Administrative Agent, the Administrative Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

                6. CERTAIN GENERAL PROVISIONS.

        6.1. FEES. The Borrower agrees to pay to the Administrative Agent all fees described in the Fee Letter in accordance with the terms thereof.

        6.2. FUNDS FOR PAYMENTS.

                6.2.1. PAYMENTS TO ADMINISTRATIVE AGENT. All payments of principal, interest, Reimbursement Obligations, Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Administrative Agent in Dollars, for the respective accounts of the Lenders and the Administrative Agent, at the Administrative Agent's Office or at such other place that the Administrative Agent may from time to time designate, in each case at or about 11:00 a.m. (Boston, Massachusetts, time or other local time at the place of payment) and in immediately available funds.

                6.2.2. NO OFFSET, ETC. (a) Subject to Section 6.2.2(f), any and all payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

                (b) Subject to Section 6.2.2(f), the Borrower agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.2.2) paid by such Lender or the Administrative Agent and any liability (including such penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date any Lender (through the Administrative Agent) or the Administrative Agent makes written demand thereof.

                (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then, subject to
        Section 6.2.2(f):

                        (i) the sum payable shall be increased as necessary so
                that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 6.2.2) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                        (ii) the Borrower shall make such deductions and
                withholdings;

                        (iii) the Borrower shall pay the full amount deducted or
                withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                        (iv) the Borrower shall also pay to such Lender or the
                Administrative Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

                (d) Within thirty (30) days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Administrative Agent.

                (e) If the Borrower is required to pay additional amounts to any Lender or the Administrative Agent pursuant to subsection (b) or (c) of this Section 6.2.2, then such Lender shall use commercially reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

                (f) No Borrower shall be obligated to indemnify any Lender or the Administrative Agent pursuant to Section 6.2.2(b) or gross up any payments to any Lender or the Administrative Agent pursuant to Section 6.2.2(c) in respect of United States federal withholding taxes to the extent such Lender or the Administrative Agent is organized under the laws of a jurisdiction outside the United States and to the extent imposed as a result of (i) the failure of such Lender or the Administrative Agent to deliver the relevant form or forms prescribed by the Internal Revenue Service of the United States referred to in Section 16.2(i) if the Administrative Agent or such Lender is entitled under the Code to deliver such forms, (ii) the information or certifications made in such forms being untrue or inaccurate on the date delivered or such form or forms not establishing a complete exemption for United States withholding taxes (excepting by reason of a change in United States tax laws or regulations occurring after the Closing Date) or (iii) such Lender or the Administrative Agent designating a successor lending office which has the effect of causing such Lender or Administrative Agent to become obligated for tax payments (or being subject to added United States federal withholding taxes) in excess of those in effect immediately prior to such designation, unless such designation is made at the request of the Borrower.

                (g) If a Lender or the Administrative Agent receives the benefit of a refund or credit which it determines in its sole discretion is attributable to any Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid increased amounts hereunder, it shall within thirty (30) days after the date of such receipt pay over the amount of such refund or credit (to the extent so attributable) to the Borrower, net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent related to claiming such refund or credit; provided, however, that (i) any Lender or the Administrative Agent may determine, in its sole discretion consistent with the policies of such Lender or the Administrative Agent, whether to seek such a refund or credit; (ii) any Taxes or Other Taxes that are imposed on a Lender or the Administrative Agent as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such refund or credit with respect to which such Lender or the Administrative Agent has made a payment to the Borrower pursuant to this Section 6.2.2(g) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender or the Administrative Agent pursuant to this Section 6.2.2 without any setoff, counterclaims, exclusions or defenses; and (iii) nothing in this Section 6.2.2(g) shall require the Lenders or the Administrative Agent to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

        6.3. COMPUTATIONS. All computations of interest on Base Rate Loans shall be based on a 365-day year and the actual number of days elapsed. All computations of interest on the Eurodollar Rate Loans and of Fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest

Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records and the Term Note Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Administrative Agent or any of the Lenders of such outstanding amount, the Administrative Agent or such Lender shall notify the Borrower to the contrary.

        6.4. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Administrative Agent shall determine or be notified by the Required Lenders that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Administrative Agent or the Required Lenders determine that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent or, as the case may be, the Administrative Agent upon the instruction of the Required Lenders, shall so notify the Borrower and the Lenders.

        6.5. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and the other Lenders and thereupon (a) the commitment of such Lender to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Lender's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agree promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this Section 6.6, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

        6.6. ADDITIONAL COSTS, ETC. If any future applicable law or any change in interpretation of any present law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

               (a) subject any Lender or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent and taxes covered by Section 6.2.2), or

               (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

               (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

               (d) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is

                      (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment or any Letter of Credit, or

                      (ii) to reduce the amount of principal, interest,
               Reimbursement Obligation or other amount payable to such Lender or the Administrative Agent hereunder on account of such Lender's Commitment, any Letter of Credit or any of the Loans, or

                      (iii) to require such Lender or the Administrative Agent
               to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrower hereunder,

               (e) Failure or delay on the part of any Lender to demand compensation for any increased costs or reductions in amounts received or receivable or reductions in return on capital shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under this Section 6.6 with respect to increased costs or reductions with respect to any period prior to the date that is one year prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such would in fact result in a claim for increased compensation by reason of such increased costs or reductions; provided, further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such one year period.

then, and in each such case, the Borrower will, upon demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

        6.7. CAPITAL ADEQUACY. (a) If after the date hereof any Lender or the Administrative Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for Lenders or Lender holding companies or any change in the interpretation or application thereof by a Governmental Authority with appropriate jurisdiction, or (ii) compliance by such Lender or the Administrative Agent or any corporation controlling such Lender or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Administrative Agent's commitment with respect to any Loans to a level below that which such Lender or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Administrative Agent to be material, then such Lender or the Administrative Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower agrees to pay such Lender or (as the case may be) the Administrative Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender or (as the case may be) the Administrative Agent of a certificate in accordance with Section 6.9 hereof. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

        (b) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 6.2.2, 6.6 or 6.7 with respect to such Lender, it will, if requested in writing by the Borrower, use commercially reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; provided, further, that nothing in this Section 6.7 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender or the Agent pursuant to Sections 6.2.2, 6.6 or 6.7.

        (c) Upon receipt by the Borrower from any Lender (an "Affected Lender") of a claim under Sections 6.2.2, 6.6. or 6.7, the Borrower may:

                (i) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Revolving Credit Commitment, as applicable provided that no Lender shall be required to accede to any such request; or

                (ii) replace such Affected Lender with another Lender or an Eligible Assignee; provided that (A) such other Lender or other lending institute agrees to be the replacement Lender, (B) such replacement does not conflict with any requirement of law, (C) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (D) the Borrower shall repay (or the replacement Lender shall purchase, at par) all Loans, accrued interest and other amounts owing to such replaced Lender prior to the date of replacement, (E) the Borrower shall be liable to such replaced Lender in accordance with
        Section 6.9 with respect to any prepayment or purchase of Eurodollar Rate Loans, (F) the replacement Lender, if not already a Lender, shall be an Eligible Assignee, (G) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 16 (provided that the Borrower or the replacement Lender shall be obligated to pay the registration and processing fee) and (H) the Borrower shall pay all additional amounts (if any) required pursuant to Sections 6.2.2,
        6.6 or 6.7, as the case may be, to the extent such additional amounts were incurred on or prior to the consummation of such replacement.

        6.8. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 6.7 or 6.8 and a brief explanation of such amounts which are due (including the calculation thereof in reasonable detail), submitted by any Lender or the Administrative Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

        6.9. INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to banks of funds obtained by it in order to maintain its Eurodollar Rate Loans,
(b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or are deemed to have given) a Loan Request, notice (in the case of all or any portion of the Term Loans pursuant to Section 4.5.2) or a Conversion Request relating thereto in accordance with Section 2.6 or Section
2.7 or Section 4.5 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

        6.10. INTEREST AFTER DEFAULT.

                6.10.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans then in effect, plus two percent (2.0%) per annum until such amount shall be paid in full (after as well as before judgment).

                6.10.2. AMOUNTS NOT OVERDUE. During the continuance of an Event of Default the principal of the Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Required Lenders pursuant to Section 17.12, bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans then in effect, plus two percent (2.0%) per annum.

                7. COLLATERAL SECURITY.

        The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower (including, without limitation, accounts and notes receivable, inventory, equipment, intangible property, licenses and intellectual property), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party. In addition, the Obligations shall be secured by the pledge by BRS of all of the Voting Stock of the Borrower owned by BRS pursuant to the terms of the Stock Pledge Agreement.

                8. REPRESENTATIONS AND WARRANTIES.

        The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

        8.1. CORPORATE AUTHORITY.

                8.1.1. INCORPORATION; GOOD STANDING. The Borrower and each of its Subsidiaries (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and
        (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

                8.1.2. AUTHORIZATION. Except where a failure thereof would not have a Material Adverse Effect, the execution, delivery and performance of this Credit Agreement, the other Loan Documents, the Equity Documents, the Merger Documents and the Subordinated Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

                8.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        8.2. GOVERNMENTAL APPROVALS. Except where a failure thereof would not have a Material Adverse Effect, the execution, delivery and performance by the Borrower and its Subsidiaries of this Credit Agreement, the other Loan Documents, the Equity Documents, the Merger Documents and the Subordinated Loan Documents to which each is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

        8.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 8.3 hereto, ILFO and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of ILFO and its Subsidiaries as at the Interim Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens or other rights of others, except Permitted Liens.

        8.4. FINANCIAL STATEMENTS AND PROJECTIONS.

                8.4.1. FISCAL YEAR. The Borrower and each of its Subsidiaries has a fiscal year which is the twelve months ending on the Sunday closest to December 31 of each calendar year.

                8.4.2. FINANCIAL STATEMENTS. There has been furnished to each of the Lenders a consolidated balance sheet of ILFO and its Subsidiaries as at the Balance Sheet Date and as at the Interim Balance Sheet Date, and a consolidated statement of income of ILFO and its Subsidiaries for the fiscal period then ended, and in the case of the consolidated balance sheet and consolidated statement of income of ILFO and its Subsidiaries as of the Balance Sheet Date, certified by Deloitte & Touche LLP. Such balance sheet and statement of income have been prepared in accordance with GAAP and fairly present the financial condition of ILFO and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal period then ended, provided, that the statements prepared (a) as at the Balance Sheet Date were on an audited basis, and (b) as at the Interim Balance Sheet Date were on an unaudited basis, without footnotes and are subject to normal year end adjustments. There are no contingent liabilities of ILFO or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

                8.4.3. PRO FORMA BALANCE SHEET DATE PROJECTIONS. The Borrower has delivered to the Administrative Agent a consolidated pro forma balance sheet as of the Closing Date reflecting the borrowing hereunder on such date and the Merger (the "Pro Forma Balance Sheet"), which Pro Forma Balance Sheet has been prepared in good faith on the basis of the assumptions stated therein. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 2001 to 2006 fiscal years, copies of which have been delivered to each Lender, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections on the Pro Forma Balance Sheet. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections on the Pro Forma Balance Sheet. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

        8.5. NO MATERIAL ADVERSE CHANGES, ETC.

        (a) Except as disclosed in the financial statements provided to the Lenders prior to the Closing Date, from the Interim Balance Sheet Date through the Closing Date, there has occurred no materially adverse change in the financial condition or business of ILFO and its Subsidiaries as shown on or reflected in the consolidated balance sheet of ILFO and its Subsidiaries as at the Interim Balance Sheet Date, or the consolidated statement of income for the fiscal period then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of ILFO and its Subsidiaries. From the Interim Balance Sheet Date through the Closing Date, ILFO has not made any Restricted Payment.

        (b) Except as disclosed in the financial statements provided to the Lenders prior to the Closing Date, since the Closing Date, there has occurred no materially adverse change in the financial condition or business of the Borrower as shown on or reflected in the Pro Forma Balance Sheet, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower.

        8.6. LAWS, LICENSES; FRANCHISES, PATENTS, COPYRIGHTS, ETC.

                8.6.1. LAWS, LICENSES. Neither the Borrower nor any of its Subsidiaries is in violation of or delinquent with respect to, any decree, order, or arbitration award of any court or governmental authority, or any agreement with, or any license or permit from, any governmental authority, or any statute, law, license, rule or regulation including, without limitation, laws and regulations relating to food or liquor, occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious or age discrimination, in any of the foregoing cases in a manner that could reasonably be expected to result in the imposition of substantial penalties or that have a Material Adverse Effect. Any and all approvals by any federal, state or local liquor authority necessary for the continued operation of any restaurant or bakery operated by the Borrower or its Subsidiaries with full liquor service have been received and remain in full force and effect except where the failure thereof would not have a Materially Adverse Effect.

                8.6.2. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Except as set forth on Schedule 8.6.2 and where a failure thereof would not have a Material Adverse Effect, the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of the business of the Borrower and its Subsidiaries, substantially as such business is now conducted without known conflict with any rights of others.

        8.7. LITIGATION. Except as set forth in Schedule 8.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of Borrower or its Subsidiaries, threatened against the Borrower or any of its Subsidiaries before any Governmental Authority, that, (a) if adversely determined, could reasonably be expected to, either in any case or in the aggregate, (i) have a Material Adverse Effect or (ii) materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or (b) question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

        8.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or is expected in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the reasonable judgment of the Borrower's officers, to have any Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any supply contract, the termination or non-renewal of which could reasonably be expected to have a Material Adverse Effect.

        8.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

        8.10. TAX STATUS. The Borrower and its Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of the Borrower know of any basis for any such claim.

        8.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

        8.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

        8.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

        8.14. PERFECTION OF SECURITY INTERESTS. Except for Mortgages and Agency Account Agreements to be delivered after the Closing Date, all filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent's security interest in the Collateral. The Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower and its Subsidiaries are the owner of the Collateral free from any Lien, except for Permitted Liens.

        8.15. CERTAIN TRANSACTIONS. Except for transactions set forth on
Schedule 8.15 hereto and arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the affiliates, officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

        8.16. EMPLOYEE BENEFIT PLANS.

                8.16.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and all Applicable Pension Legislation and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA. The Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                8.16.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising prior to termination.

                8.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid when due) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of thirty (30) days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of
        Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                8.16.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under
        Section 4041A of ERISA.

        8.17. USE OF PROCEEDS.

                8.17.1. GENERAL. The proceeds of the Term Loan and up to $3,500,000 of the Revolving Credit Loans shall be used to finance the Merger and to pay fees and expenses associated with the Merger. The remainder of the Revolving Credit Loans shall be used for the acquisition and/or construction of new Stores and to upgrade existing Stores, in each case in accordance with the terms hereof, and for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

                8.17.2. REGULATIONS U AND X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                8.17.3. INELIGIBLE SECURITIES. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period or within thirty (30) days thereafter, any Ineligible Securities underwritten or privately placed by a Financial Affiliate.

        8.18. ENVIRONMENTAL COMPLIANCE. The Borrower has taken all steps reasonably deemed necessary by the Borrower to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

                (a) none of the Borrower or its Subsidiaries is in violation, or, to the knowledge of Borrower or its Subsidiaries, alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation could reasonably be expected to have a Material Adverse Effect;

                (b) Neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C.

        Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
        Section 9601(33) and any toxic substances, petroleum products or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or
        (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                (c) except as set forth on Schedule 8.18 attached hereto: (i) no portion of the Real Estate has been used by the Borrower or any of its Subsidiaries, or to the Borrower's knowledge, by others, for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated by the Borrower or any of its Subsidiaries, or to the Borrower's knowledge, by others, or are being used on the Real Estate except in substantial compliance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances by the Borrower or any of its Subsidiaries, or to the Borrower's knowledge, by others, on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a Material Adverse Effect; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a Material Adverse Effect; and
        (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate while owned or leased by the Borrower or any of its Subsidiaries have been transported offsite in substantial compliance with applicable Environmental Laws, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                (d) none of the Borrower and its Subsidiaries, any Mortgaged Property or any of the other Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby, except where the existence thereof would not have a Material Adverse Effect.

        8.19. SUBSIDIARIES, etc. Schedule 8.19, as such Schedule 8.19 may be updated from time to time in accordance with the provisions of Section 9.16, lists all Subsidiaries of the Borrower, together with information on their jurisdictions of incorporation, the number and class of authorized and issued capital stock and the owners of all issued capital stock. Such capital stock constitutes, of record, 100% of the outstanding capital stock of each such Subsidiary and, on a fully-diluted basis, 100% of such outstanding capital stock. Except as set forth on Schedule 8.19 hereto, neither the Borrower nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person.

        8.20. DISCLOSURE. None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein not misleading as of the date made. There is no fact known to the Borrower or any of its Subsidiaries which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

        8.21. MERGER DOCUMENTS; SUBORDINATED LOAN DOCUMENTS; EQUITY DOCUMENTS.

                (a) The Borrower has heretofore furnished to the Administrative Agent true, complete and correct copies of the Merger Documents (including schedules, exhibits and annexes thereto). The Merger Documents have not subsequently been amended, supplemented, or modified (other than the amendments, if any, delivered to the Lenders on or prior to the Closing Date and consented to or approved on or prior to the Closing Date by the Lenders or as expressly permitted hereunder) and constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby. To the best knowledge of the Borrower, as of the Closing Date, all of the representations and warranties contained in the Merger Documents were true and correct in all material respects when made or deemed to be made except as would not have a Materially Adverse Effect after giving effect to the transactions contemplated thereby, and the Administrative Agent and the Lenders may rely on such representations and warranties as if they were incorporated herein on the Closing Date; provided, that nothing contained herein shall prejudice in any way any rights of the Borrower under or in respect of the Merger Documents, all of which are expressly hereby reserved. The requirements of Section 12.21 have been satisfied as of the Closing Date (subject to the satisfaction of the Administrative Agent as to the matters set forth therein which expressly require such satisfaction).

                (b) The Borrower has heretofore furnished to the Administrative Agent true, complete and correct copies of the Subordinated Loan Documents (including schedules, exhibits and annexes thereto). The Subordinated Loan Documents have not subsequently been amended, supplemented, or modified (other than the amendments, if any, delivered to the Lenders on or prior to the Closing Date and consented to or approved on or prior to the Closing Date by the Lenders or as expressly permitted hereunder) and constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby. As of the Closing Date, the representations and warranties of the Borrower and its Affiliates contained in the Subordinated Loan Documents were true and correct in all material respects when made or deemed to be made except as would not have a Materially Adverse Effect and the Administrative Agent and the Lenders may rely on such representations and warranties as if they were incorporated herein on the Closing Date; provided, that nothing contained herein shall prejudice in any way any rights of the Borrower under or in respect of the Subordinated Loan Documents, all of which are expressly hereby reserved. The requirements of Section 12.15 have been satisfied as of the Closing Date (subject to the satisfaction of the Administrative Agent as to the matters set forth therein which expressly require such satisfaction).

                (c) The Borrower has heretofore furnished to the Administrative Agent true, complete and correct copies of the Equity Documents (including schedules, exhibits and annexes thereto). The Equity Documents have not subsequently been amended, supplemented, or modified (other than the amendments, if any, delivered to the Lenders on or prior to the Closing Date and consented to or approved on or prior to the Closing Date by the Lenders or as expressly permitted hereunder) and constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby. As of the Closing Date, the representations and warranties of the Borrower and its Affiliates contained in the Equity Documents were true and correct in all material respects when made or deemed to be made except as would not have a Materially Adverse Effect and the Administrative Agent and the Lenders may rely on such representations and warranties as if they were incorporated herein on the Closing Date; provided, that nothing contained herein shall prejudice in any way any rights of the Borrower under or in respect of the Equity Documents, all of which are expressly hereby reserved. The requirements of Section 12.15 have been satisfied as of the Closing Date (subject to the satisfaction of the Administrative Agent as to the matters set forth therein which expressly require such satisfaction).

        8.22. SOLVENCY. Both before and after giving effect to this Credit Agreement and the other Loan Documents and the Merger, the Borrower and its Subsidiaries on a consolidated basis are Solvent. As used herein, "Solvent" shall mean that the Borrower and its Subsidiaries (i) have assets having a fair value in excess of their liabilities, (ii) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become absolute and matured, and (iii) have, and expect to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

        8.23. BANK ACCOUNTS. Schedule 8.23, as such Schedule 8.23 may be updated from time to time in accordance with the provisions of Section 9.5.5, sets forth the account numbers and location of all bank accounts of the Borrower and its Subsidiaries.

        8.24. STORES. Schedule 8.24 sets forth, as of the Closing Date, the names and addresses of each Store.

        8.25. LEASES. Neither the execution, delivery and performance of this Credit Agreement, the other Loan Documents, the Equity Documents, the Merger Documents and the Subordinated Loan Documents to which the Borrower or any of its Subsidiaries is a party, including a pledge by the Borrower to the Administrative Agent of all the Equity Interests of the Borrower nor the realization by the Administrative Agent on such pledge, will create a default under any Real Estate Lease under which the Borrower or any of its Subsidiaries is presently a lessee or sublessee, which is likely to have a Material Adverse Effect.

                9. AFFIRMATIVE COVENANTS.

        The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

        9.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Administrative Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

        9.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office at the location identified in the Perfection Certificate delivered by it, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

        9.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage Deloitte & Touche LLP, another nationally recognized independent certified public accounting firm that is currently known as a "Big Five" accounting firm or, so long as reasonably satisfactory to the Required Lenders, other independent certified public accountants as the independent certified public accountants (the "Accountants") of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm as shall be reasonably satisfactory to the Administrative Agent.

        9.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Lenders:

                (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the

        Borrower and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and the projections for such fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification and without an expression of uncertainty as to the ability of the Borrower or any of its Subsidiaries to continue as going concerns, by the Accountants, together with a written statement from such Accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such Accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such Accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default, such financial statements to be accompanied by the certificate required by Section 4.3.2;

                (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, each setting forth in comparative form the figures for the corresponding fiscal quarter from the prior fiscal year and the projections for such fiscal quarter all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

                (c) as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of the Borrower, unaudited monthly consolidated financial statements of the Borrower and its Subsidiaries for such month prepared in accordance with GAAP, each setting forth in comparative form the figures for the corresponding fiscal month from the prior fiscal year and the projections for such fiscal month together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

                (d) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower and its Subsidiaries sales and Consolidated EBITDA statements on an individual Store-by-Store basis for each Store operated by the Borrower or any of its Subsidiaries, each setting forth in comparative form the figures for the corresponding fiscal quarter from the prior fiscal year and the projections for such fiscal quarter, such statements to be in a form satisfactory to the Required Lenders;

                (e) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit D hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 11 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

                (f) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

                (g) within forty-five (45) days after the beginning of each fiscal year of the Borrower and from time to time upon request of the Administrative Agent (but not more frequently than annually so long as no Default or Event of Default is continuing), projections of the Borrower and its Subsidiaries broken down for the next fiscal year on a month by month and quarter by quarter basis updating those projections and budgets delivered to the Lenders and referred to in Section 8.4.3 or, if applicable, updating any later such projections delivered in response to a request pursuant to this Section 9.4(g);

                (h) all information sent to the directors of the Borrower regarding the opening of new Stores;

                (i) all notices and other information sent to any holder of Subordinated Debt, in its capacity as such; and

                (j) from time to time such other financial data and information (including accountants' management letters) as the Administrative Agent or any Lender may reasonably request.

        9.5. NOTICES.

                9.5.1. DEFAULTS. The Borrower will promptly notify the Administrative Agent in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Borrower proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor in excess of $1,000,000 whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Administrative Agent, describing the notice or action and the nature of the claimed default.

                9.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Administrative Agent (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any Governmental Authority that could have a Material Adverse Effect.

                9.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Administrative Agent's rights with respect to the Collateral, are subject.

                9.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $500,000.

                9.5.5. NOTICE OF BANK ACCOUNTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent in writing of any such Person creating or opening any additional bank accounts simultaneously with the delivery of the financial statements referred to in Section 9.4(c) but in any event no later than one month after the opening of such account. In such event, the Administrative Agent is hereby authorized by the parties hereto to amend
        Schedule 8.24 to include each such new bank account.

        9.6. LEGAL EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Subsidiaries and those rights and franchises necessary to its and its Subsidiaries businesses and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company. It (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this
Section 9.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect.

        9.7. INSURANCE.

                9.7.1. REQUIRED INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent. Without limiting the foregoing, (a) such insurance shall be in such minimum amounts that such Person will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Administrative Agent,
        (b) all such insurance shall be payable to the Administrative Agent as loss payee under a "standard" or "New York" loss payee clause for the benefit of the Lenders and the Administrative Agent (c) each such Person will (i) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood coverage and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, subject to aggregate sublimits for flood equal to those generally maintained by businesses engaged in similar activities in similar geographic areas,
        (ii) maintain all such workers' compensation or similar insurance as may be required by law and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of such Person; business interruption insurance; and product liability insurance. The Borrower will, and will cause each of its Subsidiaries to, deliver to the Administrative Agent a certificate of insurance evidencing the Administrative Agent's interest, for the benefit of the Administrative Agent and the Lenders, as loss payee within thirty (30) days after the end of each fiscal year. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance on the Mortgaged Properties in accordance with the terms of the Mortgages.

                9.7.2. INSURANCE PROCEEDS. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $2,500,000, be disbursed to the Borrower for reinvestment in the Borrower's business and (ii) in all other circumstances, be held by the Administrative Agent as cash collateral for the Obligations. The Administrative Agent may, so long as no Event of Default has occurred and is continuing and the Borrower is not required to apply such proceeds to prepay the Obligations pursuant to
        Section 4.3.3(c), disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Administrative Agent may reasonably prescribe, for direct application by the Borrower solely to the repair or replacement of the Borrower's property so damaged or destroyed. In the event that such proceeds have not been reinvested or committed for reinvestment in the Borrower's business within two hundred and seventy (270) days after the earlier to occur of receipt thereof by the Borrower or receipt thereof by the Administrative Agent, the Administrative Agent shall apply all or any part of such proceeds to the Obligations as provided in Section 4.3.4.

                9.7.3. NOTICE OF CANCELLATION. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Administrative Agent. In the event of failure by the Borrower to provide and maintain insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and charge the amount thereof to the Borrower. The Borrower shall furnish the Administrative Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

        9.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; and provided further that the Borrower or such Subsidiary will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

        9.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.

                9.9.1. GENERAL. The Borrower shall permit the Lenders, through the Administrative Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request.

                9.9.2. APPRAISALS. Whether or not an Event of Default shall have occurred, the Administrative Agent may, from time to time, in its reasonable discretion, obtain appraisal reports prepared by appraisers approved by the Administrative Agent stating (a) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Borrower or any of its Subsidiaries and (b) the then current business value of each of the Borrower and its Subsidiaries, such appraisals to be in a form satisfactory to the Administrative Agent. All such appraisals shall be conducted and made at the expense of the Borrower.

                9.9.3. ENVIRONMENTAL ASSESSMENTS. If the Administrative Agent suspects an Event of Default has occurred, the Administrative Agent may, from time to time, in its reasonable discretion for the purpose of assessing and ensuring the value of any Mortgaged Property, obtain one or more environmental assessments or audits of such Mortgaged Property prepared by a nationally recognized hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Administrative Agent to evaluate or confirm (a) whether any Hazardous Materials are present in the soil or water at such Mortgaged Property and (b) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Such environmental assessments or audits shall be conducted to the extent reasonably practicable, in a manner that does not unreasonably interfere with the Borrower's or its Subsidiaries use of the Mortgaged Property. The Administrative Agent's right to conduct such environmental assessment or audit shall be subject to all related restrictions in any applicable lease. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Administrative Agent deems reasonably appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrower.

                9.9.4. COMMUNICATIONS WITH ACCOUNTANTS. The Borrower authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Lenders to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Administrative Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.9.4.

        9.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its Governing Documents, (c) all agreements and instruments by which it or any of its properties may be bound and
(d) all applicable decrees, orders, and judgments, except in each case where the failure to comply could not reasonably be expected to cause a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

        9.11. EMPLOYEE BENEFIT PLANS. The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, and (b) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

        9.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and obtain Letters of Credit solely for the purposes set forth in Section 8.17.1.

        9.13. CONDUCT OF BUSINESS; STORES. The Borrower will, and will cause its Subsidiaries to, continue to engage only in the business of owning and operating "high-end casual" Italian restaurants and related retail markets and wholesale bakeries in businesses and activities closely related thereto. The Borrower shall inform the Lenders of any new Store locations simultaneously with the delivery of the financial statements referred to in Section 9.4(c) but in any event no later than one month after the opening of a new Store location and the entering into a lease for, or the acquisition of, the premises for a new Store.

        9.14. INTEREST RATE PROTECTION. Within ninety (90) days following the Closing Date, to the extent necessary to fix or hedge interest rate fluctuations on not less than fifty percent (50%) of the aggregate principal amount of all Indebtedness for borrowed money of the Borrower and its Subsidiaries, the Borrower will, and will cause its Subsidiaries to, enter into Interest Rate Agreements to fix or hedge such interest rate fluctuations, such Interest Rate Agreements to be on terms (including the tenor thereof) reasonably satisfactory to the Administrative Agent.

        9.15. BANK ACCOUNTS. On or prior to the Closing Date, the Borrower will, and will cause each of its Subsidiaries to cause all cash receipts, checks and cash proceeds of accounts receivable and other Collateral of the Borrower and its Subsidiaries to be deposited only into (x) depository accounts with financial institutions that have entered into agency account agreements in substantially the form of Exhibit A to the Assignment and Agency Account Agreement (such agency account agreements referred to herein as "Agency Account Agreements" and such depository accounts with financial institutions that have entered into such Agency Account Agreements referred to herein as "Agency Accounts"), (y) the Concentration Accounts or (z) during the thirty (30) day period following the Closing Date, an account scheduled on Schedule 8.24. The Agency Account Agreements shall provide that at any time following the occurrence of a Default or an Event of Default, the Administrative Agent shall be entitled to direct the financial institutions party thereto to cause all funds of the Borrower and its Subsidiaries held in the Agency Accounts at such financial institutions to be transferred immediately and at any time thereafter to the Administrative Agent to be applied to the Obligations or held as Collateral, as the Administrative Agent deems appropriate. The Borrower shall cause all cash receipts and checks in excess of $150,000 at each Store to be deposited into an Agency Account, a Concentration Account or, during the thirty
(30) day period following the Closing Date, an account scheduled on Schedule 8.24, on at least two (2) separate Business Days during each week (a "week," for the purposes of this Section 9.16, being deemed to begin at the beginning of each Monday and end at the end of the following Friday) and (b) all funds in each Agency Account or any other account of the Borrower or its Subsidiaries in excess of $10,000 to be deposited in the Concentration Accounts on a daily basis on each Business Day. The Borrower shall at all times maintain a Concentration Account with a financial institution that has entered into an Agency Account Agreement with the Administrative Agent and the Borrower that is in all respects satisfactory to the Administrative Agent. No later than thirty (30) days following the Closing Date, the Borrower shall, with respect to each account listed on Schedule 8.24, (i) cause such account to become an Agency Account or (ii) terminate such account.

        9.16. NEW SUBSIDIARIES. Any new Subsidiary of the Borrower created or acquired after the Closing Date shall become a Borrower hereunder and become a party to the Security Documents by (i) signing a joinder agreement, (ii) signing allonges to the Revolving Credit Notes and the Term Notes in form and substance satisfactory to the Administrative Agent, and (iii) providing such other documentation as the Administrative Agent may reasonably request, including, without limitation, Uniform Commercial Code searches and filings, legal opinions and corporate authorization documentation with respect to such new Subsidiary and other documentation with respect to the conditions specified in Section 12 hereof, and 100% of the equity interests and assets of each such new Subsidiary shall be pledged to the Administrative Agent for the benefit of the Lenders and the Administrative Agent. In such event, the Administrative Agent is hereby authorized by the parties hereto to amend Schedule 8.19 to include each such new Subsidiary.

        9.17. MORTGAGED PROPERTY; NOTICE OF LEASES.

                (a) The Borrower shall use commercially reasonable best efforts to obtain landlord consents as to leasehold interests for each parcel of Real Estate listed on Schedule 9.17(a), and shall, subject to receipt of such landlord consents, deliver to the Administrative Agent within thirty (30) days after the Closing Date, fully executed valid and enforceable first priority leasehold mortgages free and clear of all defects and encumbrances except for Permitted Liens for each such parcel of Real Estate;

                (b) If, after the Closing Date, the Borrower or any of its Subsidiaries intends to lease for a term in excess of five (5) years Real Estate, the Borrower shall use reasonable efforts to ensure that such lease permits the Administrative Agent to obtain a first priority leasehold mortgage over such leased Real Estate. Upon the execution of such lease the Borrower or such Subsidiary shall promptly deliver to the Administrative Agent a copy of such lease, and, to the extent permitted by the applicable lease, the Borrower or such Subsidiary shall deliver, within thirty (30) days of execution of such lease, to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a fully executed, valid and enforceable first priority leasehold mortgage over such leased Real Estate, free and clear of all defects and encumbrances except for Permitted Liens.

                (c) If, after the Closing Date, the Borrower or any of its Subsidiaries leases Real Estate or any lease of Real Estate is extended or otherwise modified in any respect, the Borrower shall, or shall cause the applicable Subsidiary to, use its reasonable efforts to cause the relevant lessor to execute and deliver a notice of lease (to the extent that a notice of lease is not already recorded in respect of such lease) in form meeting all statutory and recording requirements of the jurisdiction in which the relevant real property is located.

        9.18. REPLACEMENT INSTRUMENTS. Upon receipt of an affidavit of an officer of the Administrative Agent or any Lender as to the loss, theft, destruction or mutilation of any Note, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note, the Borrower shall issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.

        9.19. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                10. CERTAIN NEGATIVE COVENANTS.

        The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligations to issue, extend or renew any Letters of Credit:

        10.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not nor will it permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                (a) Indebtedness to the Lenders and the Administrative Agent arising under any of the Loan Documents;

                (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                (c) the Subordinated Debt;

                (d) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Subsidiary or under any Capitalized Lease, provided that the aggregate principal amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed the aggregate amount of $2,500,000 at any one time, provided that no Default or Event of Default shall exist (i) prior to the incurrence of such Indebtedness, or (ii) as a result of the incurrence of such Indebtedness;

                (e) Indebtedness in respect of Interest Rate Agreements entered into in order to hedge interest rate fluctuations on Indebtedness for borrowed money of the Borrower or its Subsidiaries and not for speculative purposes;

                (f) Indebtedness consisting of contingent obligations of the Borrower to repurchase or otherwise redeem capital stock of the Borrower from former employees of the Borrower pursuant to the terms of employee stock ownership, employee stock option or other employee compensation plans of the Borrower and matured obligations to repurchase or otherwise redeem such stock, in the case of each such repurchase or redemption, to the extent such repurchase or redemption is permitted under Section 10.4(d);

                (g) other Indebtedness in an aggregate principal amount at any time outstanding not exceeding $1,000,000; provided, that no Event of Default shall exist (i) prior to the incurrence of such Indebtedness or
        (ii) as a result of the incurrence of such Indebtedness; and

                (h) Indebtedness existing on the date hereof and listed and described on Schedule 10.1 hereto.

        10.2. RESTRICTIONS ON LIENS.

                10.2.1. PERMITTED LIENS. The Borrower will not, nor will it permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (g) of the definition of the term "Indebtedness," with or without recourse; provided that the Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                (i) Liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

                (ii) Liens (A) to secure taxes, assessments and other government charges in respect of obligations not overdue or (B) with respect to assessments issued by governmental authorities or regulated utilities for benefits rendered to the Real Estate, which assessments are payable in installments over time, provided, however that such taxes, assessments, installments or other governmental charges are not overdue or are being contested in good faith and for which an adequate reserve or other appropriate provisions shall have been made to the extent required by GAAP;

                (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                (iv) Liens in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                (v) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue or which are being contested in good faith and for which an adequate reserve or other appropriate provisions shall have been made to the extent required by GAAP;

                (vi) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens and other minor Liens, provided that none of such Liens
        (A) interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, and (B) individually or in the aggregate have a Material Adverse Effect;

                (vii) Liens existing on the date hereof and listed on Schedule
        10.2 hereto;

                (viii) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by
        Section 10.1(d), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

                (ix) Liens on tenant improvements securing Indebtedness incurred with respect thereto which is permitted under Section 10.1(d) and
        Section 10.1(g);

                (x) Liens in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent under the Loan Documents and any Interest Rate Agreements.

                10.2.2. RESTRICTIONS ON NEGATIVE PLEDGES AND UPSTREAM LIMITATIONS. The Borrower will not, nor will it permit any of its Subsidiaries to (a) enter into or permit to exist any arrangement or agreement (excluding the Credit Agreement, the other Loan Documents and the Subordinated Loan Documents) which directly or indirectly prohibits the Borrower or any of its Subsidiaries from creating, assuming or incurring any Lien upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired, or (b) enter into any agreement, contract or arrangement (excluding the Credit Agreement, the other Loan Documents and the Subordinated Loan Documents) restricting the ability of any Subsidiary of the Borrower to pay or make dividends or distributions in cash or kind to the Borrower, to make loans, advances or other payments of whatsoever nature to the Borrower, or to make transfers or distributions of all or any part of its assets to the Borrower; in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under
Section 10.2.1, and (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by the Borrower or such Subsidiary in the ordinary course of its business.

        10.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                (b) demand deposits, certificates of deposit, bank acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's, and not less than "A 1" if rated by S&P;

                (d) Investments existing on the date hereof and listed on
        Schedule 10.3 hereto;

                (e) Investments with respect to Indebtedness permitted by
        Section 10.1(h);

                (f) Investments by the Borrower and its Subsidiaries in respect of any Interest Rate Agreement which is permitted by Section 10.1(e);

                (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 10.5.2, provided that the aggregate value of such promissory notes received in connection with any such asset disposition shall not exceed fifty percent (50%) of the aggregate value of the proceeds of such asset disposition;

                (h) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $250,000 in the aggregate at any time outstanding; and

                (i) Investments by the Borrower in any Subsidiary of the Borrower which has complied with the provisions of Section 9.16;

provided, however, that, with the exception of demand deposits referred to in
Section 10.3(b), such Investments will be considered Investments permitted by this Section 10.3 only if all actions have been taken to the satisfaction of the Administrative Agent to provide to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a first priority perfected security interest in all of such Investments free of all Liens other than Permitted Liens.

        10.4. RESTRICTED PAYMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to, make any Restricted Payments except the following:

                (a) Distributions payable by any Subsidiary of the Borrower to the Borrower and by the Borrower to any Subsidiary of the Borrower, so long as such Subsidiary has complied with the provisions of Section 9.16;

                (b) so long as no Default or Event of Default is continuing or would result therefrom, management fees and expenses payable to BRS or any BRS Affiliate in accordance with the Management Agreement as in effect on the Closing Date;

                (c) mandatory payments under the Subordinated Loan Documents, in each case, not prohibited by the applicable subordination provisions contained therein;

                (d) so long as no Event of Default is then continuing, Distributions in an amount not to exceed $500,000 per annum and $1,500,000 in the aggregate during the term of the Credit Agreement to be used to repurchase or otherwise redeem capital stock of the Borrower from former employees of the Borrower pursuant to the terms of employee stock ownership, employee stock option or other employee compensation plans of the Borrower; provided that the portion of such Distributions equal to cash payments received by the Borrower from the subsequent sale of such repurchased or redeemed capital stock for cash to any employee of the Borrower at the commencement of such Person's employment shall not be deemed to be a Distribution for purposes of this Section 10.4(d); and

                (e) any payment of shares of Capital Stock of the Borrower made to the Rollover Group (as defined in the Merger Agreement) in accordance with the terms of the option agreements between the members of the Rollover Group and the Borrower in connection with the exercise by any such members of such options.

        10.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                10.5.1. MERGERS AND CONSOLIDATIONS. Subject to Section 10.5.3, the Borrower will not, nor will it permit any of its Subsidiaries to, become a party to any merger or consolidation except the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or the merger or consolidation of two or more Subsidiaries of the Borrower.

                10.5.2. DISPOSITIONS OF ASSETS. The Borrower will not, nor will it permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the sale of inventory and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices, (b) Sale-Leaseback transactions permitted pursuant to Section 10.6, and (c) the sale of up to four (4) Unprofitable Stores during the term of the Credit Agreement, provided that the proceeds of such sales are reinvested or committed to be reinvested in new or existing Stores within two hundred seventy (270) days thereafter or are used to prepay the Obligations pursuant to
        Section 4.3.3. Nothing in this Section 10.5.2 is intended to prohibit the Borrower or any of its Subsidiaries from conditionally agreeing to dispose of any assets subject to the prior approval of the Required Lenders (or all of the Lenders in the case of the sale of any portion of the Collateral subject to Section 17.12(a)(iv)) if the Borrower or such Subsidiary will not be subject to any penalties in connection with such agreement in the event that the Required Lenders (or all of the Lenders, as the case may require) do not consent to such disposition. The Administrative Agent may release any Collateral disposed of by the Borrower or any of its Subsidiaries if such disposition is in compliance with this Section
        10.5.2 and otherwise with the terms hereof.

                10.5.3. ACQUISITIONS. The Borrower will not, nor will it permit any of its Subsidiaries to, agree to or effect any asset acquisition or stock acquisition except (a) Growth Capital Expenditures permitted pursuant to Section 11.6, (b) Maintenance Capital Expenditures incurred in the ordinary course of business to maintain the assets of the Borrower or to insure compliance with applicable laws and regulations, and (c) the acquisition of inventory, equipment, furnishings and other similar assets (not including Stores or real property) in the ordinary course of business consistent with past practices.

        10.6. SALE AND LEASEBACK. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or such Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred (a "Sale-Leaseback"); provided that, so long as no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries may enter into Sale-Leaseback transactions with respect to property and equipment in an aggregate amount not to exceed $2,500,000 in the aggregate; provided further that (a) the terms of the sale as such are comparable to terms which could be obtained in an arms length sale among unaffiliated parties not involving a Sale-Leaseback transaction, (b) the terms of the lease as such are comparable to terms which could be obtained in an arms length commercial operating lease among unaffiliated parties and (c) the proceeds of such Sale-Leaseback transaction are applied in accordance with
Section 4.3.2.

        10.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, nor will it permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, except in material compliance with Environmental Laws (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, except in material compliance with Environmental Laws (c) generate any Hazardous Substances on any of the Real Estate, except in material compliance with Environmental Laws (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate except in material compliance with Environmental Laws or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would materially violate any Environmental Law or bring such Real Estate in material violation of any Environmental Law.

        10.8. SUBORDINATED DEBT. The Borrower will not, and will not permit any of its Subsidiaries to, amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms of any of the Subordinated Loan Documents which
(a) amendment, supplement or modification (i) effects any increase in the principal amount of the Subordinated Debt except through the issuance of Put Notes (as defined in the Subordinated Loan Agreement) or the issuance of additional notes in payment of interest on the Subordinated Debt at the rate otherwise in effect thereunder, (ii) effects in any increase in the interest rate thereon or any fees thereunder, (iii) shortens the maturity or average life to maturity thereof, adds or modifies the terms of any required prepayments, redemptions, or repurchases (other than waivers or deferrals thereof), (iv) modifies the terms of the subordination provisions thereof, or (v) makes materially more burdensome to the Borrower or any of its Subsidiaries covenants therein or adds additional such covenants or events of default or (b) which amendment, supplement or modification relates to other terms and provisions of the Subordinated Loan Documents and the cumulative effect of which is to make the Subordinated Loan Documents more restrictive on the Borrower or any of its Subsidiaries, or adversely affects the Administrative Agent's or any Lender's rights or interests thereunder or under the Loan Documents or the Borrower's or any of its Subsidiaries' ability to fulfill its obligations under the Loan Documents. The Borrower will not, nor will it permit any of its Subsidiaries to, prepay, redeem or repurchase or make any payment in defeasance of any of the Subordinated Debt or send any notice of voluntary redemption, prepayment, repurchase or redemption or defeasance with respect to any of the Subordinated Debt. The terms of the Subordinated Debt and the Subordinated Loan Documents may be amended, supplemented or otherwise modified
(a) solely to conform or correspond to amendments made to this Credit Agreement and the other Loan Documents or (b) to waive defaults thereunder or to amend covenants in order to make them less restrictive on the Borrower and its Subsidiaries.

        10.9. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will:

                (a) engage in any "prohibited transaction" within the meaning of
        Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

                (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code;

                (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities; or

                (f) permit or take any action which would contravene any Applicable Pension Legislation.

        10.10. BUSINESS ACTIVITIES. The Borrower will not, nor will it permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related businesses.

        10.11. FISCAL YEAR. The Borrower will not, nor will it permit any of it Subsidiaries to, change the date of the end of its fiscal year from that set forth in Section 8.4.1.

        10.12. TRANSACTIONS WITH AFFILIATES. The Borrower will not, nor will it permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business, provided that so long as no Default or Event of Default is continuing the foregoing restriction shall not apply to management fees and expenses permitted by Section 10.4(b) or payment of shares of Capital Stock as provided in Section 10.4(e).

        10.13. BANK ACCOUNTS. The Borrower will not, nor will it permit any of its Subsidiaries to, (a) establish any bank accounts after the Closing Date other than the Agency Accounts and the Concentration Accounts without the Administrative Agent's prior written consent provided that the Borrower may maintain the accounts scheduled on Schedule 8.24 hereof for thirty (30) days after the Closing Date whether or not they are, during such period, Agency Accounts; (b) violate directly or indirectly the Agency Account Agreement, any Agency Account Agreement or other bank agency or lock box agreement in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent with respect to such account; or (iii) deposit into any of the payroll accounts listed on Schedule 8.24 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts.

        10.14. MERGER DOCUMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to, materially amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of any of the Merger Documents without the prior written consent of the Required Lenders.

                11. FINANCIAL COVENANTS.

        The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

        11.1. LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio, as at the end of any Reference Period ending during any period described in the table set forth below, to be greater than the ratio set forth opposite such period in such table:

         ------------------------------------------------- --------------------
                              Period
                     (inclusive of end dates)                     Ratio
         ------------------------------------------------- --------------------
             Closing Date through September 30, 2001            3.50:1.00
            October 1, 2001 through December 31, 2001           3.30:1.00
              January 1, 2002 through June 30, 2002             3.25:1.00
              July 1, 2002 through December 31, 2002            3.15:1.00
              January 1, 2003 through June 30, 2003             2.85:1.00
              July 1, 2003 through December 31, 2003            2.60:1.00
              January 1, 2004 through June 30, 2004             2.35:1.00
              July 1, 2004 through December 31, 2004            2.10:1.00
              January 1, 2005 through June 30, 2005             1.85:1.00
                            Thereafter                          1.60:1.00
         ------------------------------------------------- --------------------

        11.2. SENIOR LEVERAGE RATIO. The Borrower will not permit the Senior Leverage Ratio, as at the end of any Reference Period ending during any period described in the table set forth below, to be greater than the ratio set forth opposite such period in such table:

        ------------------------------------------------- --------------------
                             Period
                    (inclusive of end dates)                     Ratio
        ------------------------------------------------- --------------------
            Closing Date through September 30, 2001            2.50:1.00
           October 1, 2001 through December 31, 2001           2.25:1.00
             January 1, 2002 through June 30, 2002             2.15:1.00
             July 1, 2002 through December 31, 2002            2.05:1.00
             January 1, 2003 through June 30, 2003             1.85:1.00
             July 1, 2003 through December 31, 2003            1.65:1.00
             January 1, 2004 through June 30, 2004             1.50:1.00
             July 1, 2004 through December 31, 2004            1.30:1.00
             January 1, 2005 through June 30, 2005             1.15:1.00
                           Thereafter                          1.00:1.00
        ------------------------------------------------- --------------------

        11.3. CASH FLOW RATIO. The Borrower will not permit the Cash Flow Ratio, for any Reference Period ending during any period described in the table set forth below, to be less than the ratio set forth opposite such period in such table:

      ------------------------------------------------- --------------------
                           Period                              Ratio
                  (inclusive of end dates)
      ------------------------------------------------- --------------------
             Closing Date through June 30, 2002              1.35:1.00
           July 1, 2002 through December 31, 2002            1.40:1.00
           January 1, 2003 through June 30, 2003             1.45:1.00
           July 1, 2003 through December 31, 2003            1.55:1.00
           January 1, 2004 through June 30, 2004             1.65:1.00
           July 1, 2004 through December 31, 2004            1.75:1.00
           January 1, 2005 through June 30, 2005             1.85:1.00
                         Thereafter                          1.95:1.00
      ------------------------------------------------- --------------------

        11.4. EBITDAR TO TOTAL INTEREST EXPENSE AND RENTAL EXPENSE. The Borrower will not permit the ratio of (a) Consolidated EBITDAR for any Reference Period ending during any period described in the table set forth below to (b) the sum of (i) Consolidated Total Interest Expense for such Reference Period plus (ii) Consolidated Rental Expense for such Reference Period, to be less than the ratio set forth opposite such period in such table:

       ------------------------------------------------- --------------------
                            Period
                   (inclusive of end dates)                     Ratio
       ------------------------------------------------- --------------------
           Closing Date through September 30, 2001            1.55:1.00
          October 1, 2001 through December 31, 2001           1.70:1.00
            January 1, 2002 through June 30, 2002             1.75:1.00
            July 1, 2002 through December 31, 2002            1.80:1.00
            January 1, 2003 through June 30, 2003             1.85:1.00
            July 1, 2003 through December 31, 2003            1.90:1.00
            January 1, 2004 through June 30, 2004             2.00:1.00
            July 1, 2004 through December 31, 2004            2.10:1.00
            January 1, 2005 through June 30, 2005             2.20:1.00
                          Thereafter                          2.25:1.00
       ------------------------------------------------- --------------------

        11.5. GROWTH CAPITAL EXPENDITURES. The Borrower will not make, and will not permit any of its Subsidiaries to make, aggregate Growth Capital Expenditures during (a) the period commencing on the Closing Date and ending on the last day of the fiscal year ending on or about December 31, 2001, in excess of $3,500,000 for such period, (b) the fiscal years ending or about December 31, 2002 and December 31, 2003, in excess of $7,500,000 per annum and (b) and in any fiscal year thereafter, in excess of $10,000,000 per annum, provided that the maximum Growth Capital Expenditures in any fiscal year after the fiscal year ending on or about December 31, 2001 shall be increased by seventy-five percent (75%) of the unused portion of Growth Capital Expenditures from the previous fiscal year (calculated without reference to any amounts carried forward from prior years pursuant to this provision). Notwithstanding the foregoing, at any time when the Senior Leverage Ratio of the Borrower and its Subsidiaries for the most recently ended period of four (4) consecutive fiscal quarters is greater than 1.50:1.00, then neither the Borrower, nor any of its Subsidiaries shall be permitted to incur any uncommitted Growth Capital Expenditures unless the Senior Leverage Ratio is at least twenty-five (25) basis points lower that the covenant level required for such period pursuant to Section 11.2.

                12. CLOSING CONDITIONS.

        The obligations of the Lenders to make the initial Revolving Credit Loans and the Term Loan and of the Administrative Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

        12.1. LOAN DOCUMENTS ETC.

                12.1.1. LOAN DOCUMENTS. Each of the Loan Documents (other than the Assignment and Agency Account Agreement) shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. The Administrative Agent shall have received a fully executed copy of each such document.

                12.1.2. SUBORDINATED LOAN DOCUMENTS. Each of the Subordinated Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. The Administrative Agent shall have received a fully executed copy of each such document.

                12.1.3. EQUITY DOCUMENTS. Each of the Equity Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. The Administrative Agent shall have received a fully executed copy of each such document.

                12.1.4. MERGER DOCUMENTS. Each of the Merger Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to each of the Lenders. The Administrative Agent shall have received a fully executed copy of each such document, certified by the Borrower to be true, complete and accurate as of the Closing Date.

        12.2. CERTIFIED COPIES OF GOVERNING DOCUMENTS. Each of the Lenders shall have received from the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of its Governing Documents as in effect on such date of certification.

        12.3. CORPORATE OR OTHER ACTION. All corporate (or other) action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

        12.4. INCUMBENCY CERTIFICATE. Each of the Lenders shall have received from the Borrower and each of its Subsidiaries and BRS an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower, such Subsidiary or BRS, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, such Subsidiary or BRS, each of the Loan

Documents to which the Borrower, such Subsidiary or BRS is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

        12.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and Lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected (other than in respect of Mortgages to be delivered following the Closing Date). The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

        12.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Administrative Agent shall have received from the Borrower and each of its Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

        12.7. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

        12.8. ENVIRONMENTAL DUE DILIGENCE. The Administrative Agent shall have received environmental transaction screening reports performed by an environmental consultant reasonably acceptable to the Administrative Agent in accordance with ASTM standards in form and substance satisfactory to the Administrative Agent covering all Real Estate and all ground leases which constitute Real Estate.

        12.9. SOLVENCY CERTIFICATE. Each of the Lenders shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower and its Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Lenders.

        12.10. OPINION OF COUNSEL. Each of the Lenders and the Administrative Agent shall have received:

                (a) a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent, from Dechert, counsel to the Borrower;

                (b) copies of each of the legal opinions delivered upon the consummation of the Merger by counsel to the respective parties to the Merger Documents, each in form and substance satisfactory to the Administrative Agent, together with reliance letters with respect thereto addressed to the Lenders and the Administrative Agent.

                (c) copies of each of the legal opinions delivered in connection with the execution and delivery of the Subordinated Loan Documents by counsel to the respective parties to the Subordinated Loan Documents, each in form and substance satisfactory to the Administrative Agent, together with reliance letters with respect thereto addressed to the Lenders and the Administrative Agent.

                (d) copies of each of the legal opinions delivered by counsel to the Borrower in connection with the execution and delivery of the Equity Documents by counsel to the respective parties to the Equity Documents, each in form and substance satisfactory to the Administrative Agent, together with reliance letters with respect thereto addressed to the Lenders and the Administrative Agent.

        12.11. PAYMENT OF FEES. The Borrower shall have paid to the Lenders or the Administrative Agent, as appropriate, all Fees due hereunder and under the Fee Letter The Borrower shall have reimbursed the Administrative Agent for, or paid directly, all fees, costs and expenses incurred by the Administrative Agent's Special Counsel in connection with the closing of the transactions contemplated hereby.

        12.12. TERMINATION OF EXISTING CREDIT FACILITIES. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Loan Agreement, dated as of October 12, 2000 between ILFO and Wells Fargo Bank, N.A. has been terminated.

        12.13. CAPITAL STRUCTURE. The Administrative Agent shall be satisfied with the capital structure of the Borrower and its Subsidiaries. Without limiting the foregoing, on the Closing Date, the Borrower shall have (a) received gross proceeds from the issuance of the Subordinated Debt in an amount equal to $13,000,000, which proceeds will be applied to finance the purchase price of the Merger, (b) received $38,000,000 in cash equity investments from the issuance of common stock and Preferred Stock on terms acceptable to the Administrative Agent, and (c) on a pro forma basis after giving effect to the Merger, Consolidated EBITDA of at least $13,000,000 on the Closing Date.

        12.14. DISBURSEMENT INSTRUCTIONS. The Administrative Agent shall have received disbursement instructions from the Borrower with respect to the proceeds of the Term Loan and the initial Revolving Credit Loans to be made on the Closing Date.

        12.15. NO MATERIAL ADVERSE CHANGE. The Administrative Agent shall be satisfied that there shall have occurred no material adverse change in (a) the business, operations, assets, properties, financial condition or income of ILFO and its Subsidiaries taken as a whole since the Interim Balance Sheet Date, (b) in the management or prospects of ILFO or the Borrower, or (c) in the ability of ILFO or the Borrower to perform their respective obligations under the Transaction Documents.

        12.16. FINANCIAL STATEMENTS AND PROJECTIONS. The Administrative Agent shall have received copies of the financial statements and projections described in Section 8.4, and the

Administrative Agent shall be satisfied that such financial statements fairly present the financial condition of the Borrower and (a) a satisfactory pro forma balance sheet of the Borrower and its Subsidiaries dated as of the Closing Date, showing the effects of the Merger and evidencing pro forma compliance with the financial covenants contained is Section 11, (b) its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal period then ended. With respect to ILFO and its Subsidiaries, the Administrative Agent shall have received (in form and substance satisfactory to it) consolidated audited financial statements for the preceding three fiscal years, (c) material reserve reviews, and (d) environmental review reports. The Administrative Agent shall have received a statement of the sources and uses of funds in connection with the Merger, and such statement of sources and uses shall be satisfactory in all material respects to the Administrative Agent.

        12.17. NO LITIGATION. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened that, in the reasonable opinion of the Administrative Agent, could reasonably be expected to have a material adverse effect on (i) the transactions contemplated hereby or by the Merger,
(ii) the business, assets, liabilities (actual or contingent) operations, condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, (iii) the ability of the Borrower or any of its Subsidiaries to perform their obligations under the Loan Documents, (iv) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents, or (v) the perfection or priority of any security interests granted to the Administrative Agent under the Loan Documents.

        12.18. CONSENTS AND APPROVALS. The Administrative Agent shall have received evidence that all material governmental and third-party approvals (including liquor licenses and other consents to the extent reasonably obtainable) necessary or advisable in connection with the Merger and the credit facilities contemplated hereby and the continuing operations of the Borrower shall have been obtained and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on the Borrower and its Subsidiaries taken as a whole, the Merger or the credit facilities contemplated hereby.

        12.19. MANAGEMENT AGREEMENTS; EMPLOYMENT AGREEMENTS. There shall have been made available for review by the Administrative Agent and the Lenders true and correct copies of (a) the Management Agreement and any other material agreement with respect to the management of the Borrower or any of its Subsidiaries; and (b) any material employment agreements entered into by the Borrower or any of its Subsidiaries, with all of the foregoing to be satisfactory to the Lenders.

        12.20. OTHER DOCUMENTATION. All other documentation, including any tax sharing agreements or other financing arrangements of the Borrower and its Subsidiaries, shall be reasonably satisfactory in form and substance to the Administrative Agent.

        12.21. CLOSING OF MERGER. The Merger shall have been duly consummated on or prior to the Closing Date in accordance with the terms of the Merger Documents in all material respects and, after giving effect thereto, (a) BRS or the BRS Affiliates shall, directly or indirectly, own at least fifty-one percent (51%) of the issued and outstanding common stock of ILFO, and

(b) ILFO shall, directly or indirectly, own one hundred percent (100%) of the equity of each of its Subsidiaries. The Administrative Agent shall have received evidence, reasonably satisfactory to it, of the completion by the parties to the Merger Documents of all actions to be taken prior to or concurrently with the closing of the transactions contemplated thereby pursuant to the terms thereof, including without limitation, the satisfaction or, to the extent consented to in writing by the Administrative Agent, waiver, of all conditions to closing set forth in the Merger Agreement and the payment by each applicable party thereto of all amounts required to be paid at closing and the satisfaction in full of all Indebtedness to be repaid in connection with the Merger. The Administrative Agent shall have received evidence, reasonably satisfactory to it, that all material consents and approvals necessary to complete the Merger shall have been obtained and such consents and approvals shall be in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received evidence, reasonably satisfactory to it, that the Certificate of Merger relating to the Merger has been filed and is effective with the Secretary of State of the State of Delaware; the Borrower hereby agreeing to deliver a copy thereof to the Administrative Agent as soon as practicable. Without limiting the foregoing, the Administrative Agent shall have received evidence, reasonably satisfactory to it of the satisfaction of all requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder. The Merger shall have been consummated for an aggregate purchase price (including all amounts used for the retirement of existing Indebtedness) not exceeding $86,900,000 plus fees and expenses. The aggregate amount of all such fees and expenses incurred in connection with the Merger shall not exceed $8,600,000. On the Closing Date, outstanding Revolving Credit Loans shall not exceed $3,500,000 in the aggregate.

        12.22. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Administrative Agent's Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

                13. CONDITIONS TO ALL BORROWINGS.

        The obligations of the Lenders to make any Loan, including the Revolving Credit Loan and the Term Loan, and of the Administrative Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

        13.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

        13.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Administrative Agent to issue, extend or renew such Letter of Credit.

                14. EVENTS OF DEFAULT; ACCELERATION; ETC.

        14.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                (b) the Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, any Fees, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                (c) the Borrower shall fail to comply with any of its respective covenants contained in Sections 9.5, 9.7.1, 9.9, 10 or 11 (except as to the covenants contained in Section 10.7, for which the Borrower's failure to comply shall only be deemed an Event of Default should the Borrower fail to cure the failure within the earlier of thirty (30) days or the time period required by Environmental Laws), with any of its covenants contained in Section 9.4 for a period in excess of five (5) days, or with any of the covenants contained in any of the Mortgages for three (3) days.

                (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 14.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

                (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount in excess of $500,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount in excess of $500,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

                (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

                (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any of its Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $500,000;

                (j) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt, the Subordinated Debt shall be prepaid, redeemed or repurchased in whole or in part or an offer to prepay, redeem or repurchase the Subordinated Debt in whole or in part shall have been made;

                (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Administrative Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                (l) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $500,000 or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $500,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), provided that the Administrative Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $500,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

                (m) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                (n) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect;

                (o) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

                (p) the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary having a fair market value in excess of $500,000; or

                (q) a Change of Control shall occur;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 14.1(g), 14.1(h) or 14.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.

        14.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 14.1(g), Section 14.1(h) or Section 14.1(j) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrower and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

        14.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 14.1, each Lender, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Required Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

        14.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

                (b) Second, to all other Obligations in such order or preference as the Required Lenders may determine; provided, however, that (i) distributions shall be made (A) pari passu among Obligations with respect to the Administrative Agent's Fee and all other Obligations and
        (B) with respect to each type of Obligation owing to the Lenders, such as interest, principal, fees and expenses, among the Lenders pro rata, and (ii) the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                15. THE ADMINISTRATIVE AGENT.

        15.1. AUTHORIZATION.

                (a) The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, including the authority, without the necessity of any notice to or further consent of the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect, maintain perfected or insure the priority of the security interest in and liens upon the Collateral granted pursuant to the Security Documents, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

                (b) The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term "Administrative Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.

                (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.

        15.2. EMPLOYEES AND ADMINISTRATIVE AGENTS. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

        15.3. NO LIABILITY. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

        15.4. NO REPRESENTATIONS.

                15.4.1. GENERAL. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                15.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in Section 12, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent or the Arranger to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent or the Arranger active upon the Borrower's account shall have received notice from such Lender prior to the Closing Date specifying such Lender's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent or the Arranger to such effect on or prior to the Closing Date.

        15.5. PAYMENTS.

                15.5.1. PAYMENTS TO ADMINISTRATIVE AGENT. A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

                15.5.2. DISTRIBUTION BY ADMINISTRATIVE AGENT. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                15.5.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (a) to make available to the Administrative Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of
        Section 17.1 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

        15.6. HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

        15.7. INDEMNITY. The Lenders ratably agree hereby to indemnify and hold harmless the Administrative Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent or such affiliate has not been reimbursed by the Borrower as required by
Section 17.2), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent's willful misconduct or gross negligence.

        15.8. ADMINISTRATIVE AGENT AS LENDER. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent. The Syndication Agent shall have no obligation, liability, responsibility or duty under this Agreement other than as applicable to it as a Lender.

        15.9. RESIGNATION. The Administrative Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by S&P. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

        15.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this
Section 15.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

        15.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                16. ASSIGNMENT AND PARTICIPATION.

        16.1. CONDITIONS TO ASSIGNMENT BY LENDERS.

                16.1.1. ASSIGNMENT BY LENDERS. Except as provided herein, each Lender may assign to one or more Eligible Assignees, all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment

        Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Administrative Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld; except that the consent of the Borrower or the Administrative Agent shall not be required in connection with any assignment by a Lender to (i) an existing Lender or
        (ii) a Lender Affiliate of such Lender, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Credit Agreement, it being understood that non-pro rata assignments of the Commitments, the Revolving Credit Loans and the Term Loan are not permitted, (c) each assignment (or, in the case of assignments by a Lender to its Lender Affiliates, the aggregate holdings of such Lender and its Lender Affiliates after giving effect to such assignments), shall be in an amount that is a whole multiple of $1,000,000 and (d) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (y) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and
        (z) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in Section 16.3, be released from its obligations under this Credit Agreement.

                16.1.2. ACCESSION. Except as otherwise provided herein, any lender or other financial institution (each, an "Acceding Bank") may at any time prior to July 17, 2002, at the request of the Borrower and with the consent of the Administrative Agent, become party to this Credit Agreement by entering into an Instrument of Accession in substantially the form of Exhibit F hereto (an "Instrument of Accession") with the Borrower and the Administrative Agent and assuming thereunder a Revolving Credit Commitment, in an amount to be agreed upon by the Borrower, such Acceding Bank and the Administrative Agent, to make Revolving Credit Loans and participate in the risk relating to the Letters of Credit pursuant to the terms hereof, and the Total Commitment shall thereupon be increased by the amount of such Acceding Bank's Commitment; provided, however, that (a) the Administrative Agent shall have given its prior written consent to such accession, and (b) in no event shall the Total Commitment be increased under any one or more of such Instruments of Accession so as to exceed, in the aggregate, $17,500,000. On the effective date specified in any Instrument of Accession, Schedule 1 hereto shall be deemed to be amended to reflect
        (a) the name, address, Commitment and Commitment Percentage of such Acceding Bank, (b) the Total Commitment as increased by such Acceding Bank's Commitment, and (c) the changes to the other Lender respective Commitment Percentages and any changes to the other Lender respective Commitments (in the event such Lender is also the Acceding Bank) resulting from such assumption and such increased Total Commitment.

        16.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 8.4 and Section 9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                (d) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                (e) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                (f) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender;

                (g) such assignee represents and warrants that it is an Eligible Assignee and that it is legally authorized to enter into such Assignment and Acceptance;

                (h) such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit; and

                (i) such assignee, if organized under the laws of a jurisdiction outside the United States, shall provide the Administrative Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to its status for purposes of determining the applicability of any exemption from United States withholding taxes with respect to all payments to be made hereunder to such assignee or any other documents reasonably satisfactory to the Borrower and the Administrative Agent indicating that all payments to be made hereunder to such assignee are subject to such tax at a rate reduced by an applicable tax treaty. Unless the Borrower and the Administrative Agent have received such forms or such documents validly indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any assignee organized under the laws of a jurisdiction outside the United States in accordance with Section 6.2.2.

        16.3. REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of $3,500.

        16.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Assignee in an amount equal to the amount assumed by such Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 16.4, the Borrower shall deliver upon the request of the assignee Lender an opinion of counsel, addressed to the Lenders and the Administrative Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be cancelled and returned to the Borrower.

        16.5. PARTICIPATIONS. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $1,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any Commitment Fee or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

        16.6. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Lender is an Affiliate of the Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section
14.1 or Section 14.2, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans or Reimbursement Obligations. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 14.1 or Section 14.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans or Reimbursement Obligations to the extent of such participation.

        16.7. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 17.3 with respect to any claims or actions arising prior to the date of such assignment. If any Reference Lender transfers all of its interest, rights and obligations under this Credit Agreement, the Administrative Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Required Lenders, appoint another Lender to act as a Reference Lender hereunder. Anything contained in this
Section 16 to the contrary
notwithstanding, any Lender may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to secure obligations of such Lender, including any pledge or assignment to secure obligations to (a) any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 and (b) with respect to any Lender that is a fund that invests in bank loans, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such fund as security for such obligations or securities or any institutional custodian for such fund or for such lender. Any foreclosure or similar action by any Person in respect of such pledge or assignment shall be subject to the other provisions of this Section 16. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents, provide any voting rights hereunder to the pledgee thereof, or affect any rights or obligations of the Borrower or Administrative Agent hereunder.

        16.8. ASSIGNMENT BY BORROWER. No Borrower shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

                17. PROVISIONS OF GENERAL APPLICATIONS.

        17.1. SETOFF. The Borrower hereby grants to the Administrative Agent and each of the Lenders a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Administrative Agent and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent or such Lender or any Lender Affiliate and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agree with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Lender, other than Indebtedness evidenced by the Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, and
(b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

        17.2. EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent or any of the Lenders (other than taxes based upon the Administrative Agent's or any Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Administrative Agent and each Lender with respect thereto), (c) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (d) the fees, expenses and disbursements of the Administrative Agent or any of its affiliates incurred by the Administrative Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering, appraisal and examination charges, (e) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Administrative Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral, (f) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment bankruptcy and similar professional fees and charges) incurred by any Lender or the Administrative Agent in connection with
(i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Administrative Agent's relationship with the Borrower or any of its Subsidiaries and (g) all reasonable fees, expenses and disbursements of any Lender or the Administrative Agent incurred in connection with UCC searches, UCC filings, intellectual property searches, intellectual property filings or mortgage recordings. The covenants contained in this Section 17.2 shall survive payment or satisfaction in full of all other obligations.

        17.3. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Arranger, their affiliates and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with the Borrower or any Subsidiary or in connection with the provisional honoring of funds transfers, checks or other items, (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (d) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (e) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided that the Borrower shall not be liable for any portion of such liabilities, losses, damages and expenses resulting from the gross negligence or willful misconduct of the Administrative Agent, the Arranger or any affiliate thereof. In litigation, or the preparation therefor, the Lenders and the Administrative Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 17.3 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 17.3 shall survive payment or satisfaction in full of all other Obligations.

        17.4. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

                17.4.1. CONFIDENTIALITY. Each of the Lenders and the Administrative Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 17.4.1, or becomes available to any of the Lenders or the Administrative Agent on a nonconfidential basis from a source other than the Borrower, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or the Administrative Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent, or to auditors or accountants, (e) to the Administrative Agent, any Lender or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Lenders, the Administrative Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Lender Affiliate or a Subsidiary or affiliate of the Administrative Agent, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees in writing to be bound by the provisions of Section
        17.4 prior to being given any such confidential information or (i) with the consent of the Borrower. Moreover, each of the Administrative Agent, the Lenders and any Financial Affiliate is hereby expressly permitted by the Borrower to refer to the Borrower and its Subsidiaries in connection with any advertising, promotion or marketing undertaken by the Administrative Agent, such Lender or such Financial Affiliate and, for such purpose, the Administrative Agent, such Lender or such Financial Affiliate may utilize any trade name, trademark, logo or other distinctive symbol associated with the Borrower or any of its Subsidiaries or any of their businesses.

                17.4.2. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Lenders and the Administrative Agent shall, promptly notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process prior to disclosure thereof.

                17.4.3. OTHER. In no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Borrower or any of its Subsidiaries. The obligations of each Lender under this Section 17.4.3 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Lender.

        17.5. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

        17.6. NOTICES. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                (a) if to the Borrower, at 770 Tamalpais Drive, Suite 400, Corte Madera, CA 94925 Attention: Chief Financial Officer or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice, with a copy to Bruckmann, Rosser, Sherrill & Co., L.L.C., at 126 E. 56th Street, New York, NY 10022
        Attention: Harold O. Rosser, II;

                (b) if to the Administrative Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Thomas P. Tansi, Director, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice; and

                (c) if to any Lender, at such Lender's address set forth on
        Schedule 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

        Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

        17.7. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE

UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 17.6. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

        17.8. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

        17.9. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

        17.10. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 17.12.

        17.11. WAIVER OF JURY TRIAL. THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent and the Lenders have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

        17.12. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:

                (a) without the written consent of the Borrower and each Lender directly affected thereby:

                        (i) reduce or forgive the principal amount of any Loans
                or Reimbursement Obligations, or reduce the rate of interest on the Notes or the amount of the Commitment Fee or Letter of Credit Fees (other than interest accruing pursuant to Section
                6.11.2 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto;

                        (ii) increase the amount of such Lender's Commitment or
                extend the expiration date of such Lender's Commitment;

                        (iii) postpone or extend the Revolving Credit Loan
                Maturity Date or the Term Loan Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loans or Reimbursement Obligations or any Fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to Section 6.11.2, and (B) any vote to rescind any acceleration made pursuant to Section 14.1 of amounts owing with respect to the Loans and other Obligations shall require only the approval of the Required Lenders); and

                        (iv) other than pursuant to a transaction permitted by
                the terms of this Credit Agreement, release all or any portion of the Collateral with a book value greater than or equal to fifty percent (50%) of the aggregate book value of the Collateral prior to such release (excluding, if the Borrower or any Subsidiary becomes a debtor under the federal Bankruptcy Code, the release of "cash collateral", as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders);

                (b) without the written consent of all of the Lenders, amend or waive this Section 17.12 or the definition of Required Lenders;

                (c) without the written consent of the Administrative Agent, amend or waive Section 15, the amount or time of payment of the Administrative Agent's Fee or any Letter of Credit Fees payable for the Administrative Agent's account or any other provision applicable to the Administrative Agent.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

        17.13. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

        IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.


                                       IL FORNAIO (AMERICA) CORPORATION



                                       By:  /s/ PAUL J. KELLEY
                                           -------------------------------------
                                           Name: Paul J. Kelley
                                           Title: Chief Financial Officer


                                       FLEET NATIONAL BANK, individually and as Administrative Agent



                                       By:  /s/ THOMAS P. TANSI
                                           -------------------------------------
                                           Thomas P. Tansi, Director


                                       IBJ WHITEHALL BANK & TRUST COMPANY,
                                       individually and as Syndication Agent



                                       By:  /s/ PETER J. DANCY
                                           -------------------------------------
                                           Name: Peter J. Dancy
                                           Title: Managing Director